Pioneer Global
                       Equity Fund

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                       Semiannual Report | February 28, 2017
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                       Ticker Symbols:
                       Class A     GLOSX
                       Class C     GCSLX
                       Class K     PGEKX
                       Class R     PRGEX
                       Class Y     PGSYX

                       [LOGO] PIONEER
                              Investments(R)
                      visit us: us.pioneerinvestments.com

Table of Contents

President's Letter                                                             2

Portfolio Management Discussion                                                4

Portfolio Summary                                                              9

Prices and Distributions                                                      10

Performance Update                                                            11

Comparing Ongoing Fund Expenses                                               16

Schedule of Investments                                                       18

Financial Statements                                                          27

Notes to Financial Statements                                                 36

Approval of Investment Advisory Agreement                                     49

Trustees, Officers and Service Providers                                      54

                      Pioneer Global Equity Fund | Semiannual Report | 2/28/17 1

President's Letter

Dear Shareowner,

The 2016 calendar year featured many swings in market sentiment, both in the equity and fixed-income markets. After a slow start to the year, the markets began to rally in mid-February 2016 with a recovery in the prices of oil and other commodities, as well as slow, positive progress in U.S. employment figures. The rally persisted throughout much of the remaining 10 months of 2016, gaining further momentum in the second half of the year when U.S. gross domestic product (GDP) growth showed solid improvement during the third quarter and unemployment continued to decline. Finally, in November, the election of Donald Trump as the 45th President of the United States sparked a dramatic late-year market upturn that saw U.S. equities briefly climb to all-time highs. Speculation that the new Trump administration's policies would stimulate the U.S. economy through reduced taxes, less regulation, and increased government spending on infrastructure, fueled the year-end rally. For the full 12 months ended December 31, 2016, the Standard & Poor's 500 Index, a broad measure of U.S. stock market performance, returned a strong 11.9%.

In bond markets, the Federal Reserve Board's (the Fed's) 0.25% hike in the Federal funds rate in December 2016, its first rate increase in a year, contributed to a sell-off in U.S. Treasuries. The pullback from Treasuries also derived from the market's increased inflation and growth expectations under the incoming Trump administration. Elsewhere within fixed income, corporate credit, particularly in the high-yield segment of the market, performed well over the fourth quarter and the full calendar year. US high-yield securities, as measured by the Bank of America Merrill Lynch US High Yield Index, returned a robust 17.5% for the 12 months ended December 31, 2016. The debt of energy-related issuers drove the strong performance within high yield, as the recovery in oil and other commodity prices, which began in February 2016, sparked a rally in the sector. Meanwhile, the Bloomberg Barclays U.S. Aggregate Bond Index, which tracks the performance of Treasury and agency issues, corporate bond issues, and mortgage-backed securities, returned 2.7% for the same 12-month period, reflecting the relative weakness in government bonds.

The U.S. economy's underlying fundamentals seem solid, and growth prospects for 2017 appear healthy. However, we remain concerned about risks to the economy of potentially disruptive trade policies pursued by the Trump administration. Barring a damaging trade war, though, we anticipate the Fed will continue to hike short-term interest rates gradually during 2017. In addition, we expect the Fed to consider carefully the potential economic effects of any fiscal policies enacted by the new Trump administration and the Republican- controlled Congress. In that regard, we believe President Trump's economic policies, if they come to fruition, could help boost real GDP growth. However, the impact of Trump's policies on U.S. GDP may be greater in 2018 rather than in 2017. Still, even prior to the late-year "Trump rally," U.S. GDP growth appeared to be settling in at a sustainable annual pace of more than 2% as 2016 drew to a close, following some weaker performance in the first half of the year. Continued improvement in the employment market driven in part by gains in manufacturing output were among the factors behind the bounce-back in GDP.

2 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

While economic conditions inside the U.S. appear solid, many economies around the world continue to experience slow growth rates. Moreover, several countries in various regions face a number of challenges in 2017 and beyond, including the shifting geopolitics driving "Brexit" - the United Kingdom's pending exit from the European Union - as well as related populist movements in Europe, limited productivity gains, aging populations, and transitioning economic models in China and other emerging markets. In recent years, global central banks have kept interest rates at close to zero in an effort to stimulate economic growth. While financial markets often benefited from the low rates, it now appears that those policies may be losing their effectiveness, leaving central banks little room to maneuver going forward. Moreover, the low interest rates have caused government bond yields to plummet, presenting a dilemma for the income-oriented investor.

Against this backdrop of still-low global interest rates, shifting priorities of central banks, evolving demographics, and numerous geopolitical concerns, we believe investors are likely to face ongoing challenges and much uncertainty when it comes to finding opportunities for both income and capital appreciation. While much has been made of passive investing as a possible source of stability in this uncertain environment, it is our view that all investment decisions are active choices. Throughout Pioneer's history, we have believed in the importance of active management. During challenging market conditions, we view the value of active management as even more compelling. Our experienced and tenured investment teams focus on identifying value across global markets using proprietary research, careful risk management, and a long-term perspective. We believe our shareowners can benefit from the experience and tenure of our investment teams as well as the insights generated from our extensive research process.

As always, and particularly during times of market uncertainty, we encourage you to work with your financial advisor to develop an overall investment plan that addresses both your short- and long-term goals, and to implement such a plan in a disciplined manner.

We greatly appreciate the trust you have placed in us and look forward to continuing to serve you in the future.

Sincerely,

/s/ Lisa M. Jones

Lisa M. Jones
President and CEO
Pioneer Investment Management USA Inc.
February 28, 2017

Any information in this shareowner report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of opinion as of the date of this report. Past performance is no guarantee of future results.

                      Pioneer Global Equity Fund | Semiannual Report | 2/28/17 3

Portfolio Management Discussion | 2/28/17

In the following interview, portfolio managers Marco Pirondini and David Glazer discuss the factors that influenced the performance of Pioneer Global Equity Fund during the six-month period ended February 28, 2017. Mr. Pirondini, Head of Equities, U.S., Executive Vice President and a portfolio manager at Pioneer, and Mr. Glazer, Senior Vice President and a portfolio manager at Pioneer, are responsible for the day-to-day management of the Fund.

Q    How did the Fund perform over the six-month period ended February 28, 2017?

A Pioneer Global Equity Fund's Class A shares returned 7.43% at net asset value during the six-month period ended February 28, 2017, while the Fund's benchmarks, the Morgan Stanley Capital International (MSCI) World ND Index and the MSCI All Country World ND Index1, returned 7.78% and 7.53%, respectively. During the same period, the average return of the 200 mutual funds in Lipper's Global Multi-Cap Core Funds category was 6.86%, and the average return of the 1,086 mutual funds in Morningstar's World Stock Funds category was 6.02%.

Q How would you characterize the investment environment in the global equity markets during the six-month period ended February 28, 2017?

     When the reporting period began in September 2016, global equity markets had already bounced back strongly from the negative, but brief fallout driven by the June 2016 "Brexit" vote in the United Kingdom. As the period progressed, an economic slowdown in Japan and uncertainty surrounding the U.S. presidential election also weighed on the markets as investors grappled with the potential effects those events might have on global economic growth. However, with most global central banks committed to policies aimed at offsetting any fallout from Brexit, and with signs that the U.S. economy was strengthening, market sentiment steadily improved. After Donald Trump's election as U.S. President in November 2016, speculation that tax reform, more infrastructure spending, and deregulation would be

1 The MSCI information may only be used for your internal use, may not be reproduced or redisseminated in any form and may not be used as a basis for or a component of any financial instruments or products or indices. None of the MSCI information is intended to constitute investment advice or a recommendation to make (or refrain from making) any kind of investment decision and may not be relied on as such. Historical data and analysis should not be taken as an indication or guarantee of any future performance analysis, forecast or prediction. The MSCI information is provided on an "as is" basis and the user of this information assumes the entire risk of any use made of this information. MSCI, each of its affiliates and each other person involved in or related to compiling, computing or creating any MSCI information (collectively, the "MSCI Parties") expressly disclaims all warranties (including, without limitation, any warranties of originality, accuracy, completeness, timeliness, non-infringement, merchantability and fitness for a particular purpose) with respect to this information. Without limiting any of the foregoing, in no event shall any MSCI Party have any liability for any direct, indirect, special, incidental, punitive, consequential (including, without limitation, lost profits) or any other damages.

4 Pioneer Global Equity Fund | Semiannual Report | 2/28/17 important policy initiatives during his presidency spurred renewed investor optimism, and, by year-end, major U.S. stock market indices had reached all-time highs.

     In that environment, U.S. stocks delivered very positive performance during the six-month period, returning 10.01% as measured by the Standard & Poor's 500 Index. In contrast, international equities lagged their U.S. counterparts, as the MSCI All Country World (ex-U.S.) Index returned 5.15%, and the MSCI Europe Index returned 3.87% over the six-month period.

Q    Would you review the Fund's overall investment approach?

A When picking investments for the portfolio, we examine mid- and large-capitalization stocks worldwide, including those located in the emerging markets. From there, we build a diversified* portfolio. We look for stocks that we think can provide "growth at a reasonable price," and so there is a strong value component to our analysis. We seek to invest the Fund in companies that are not only benefiting from operating efficiencies as reflected in factors such as increased market share and revenues, but that are also employing their capital efficiently. In particular, we emphasize strong free cash flow, because that provides companies with the flexibility to make share buybacks, reinvest in their businesses, make acquisitions, and raise dividends**. We also look for stocks with attractive dividend yields as well as those trading at below-market valuations.

     Finally, we attempt to assess not only the potential price gains for each stock, but also the potential for a decline in price if circumstances become unfavorable. We prefer stocks with the highest potential upside relative to their downside.

Q Which of your investment decisions or individual portfolio holdings either aided or detracted from the Fund's performance relative to its benchmarks during the six-month period ended February 28, 2017?

A The Fund slightly underperformed its benchmarks during the period, with portfolio holdings in the health care sector generally detracting from the Fund's benchmark-relative returns, as a high level of uncertainty regarding the future of the Affordable Care Act and the potential for new national health legislation in the U.S. roiled the market for equities in the sector. In particular, Fund positions in Pfizer, Cardinal Health, and CVS Health detracted from benchmark-relative performance during the period. To a lesser degree, stock selection results in financials also detracted from the Fund's benchmark-relative performance.

*    Diversification does not assure a profit nor protect against loss.

**   Dividends are not guaranteed.

                      Pioneer Global Equity Fund | Semiannual Report | 2/28/17 5

     During the six-month period, the Fund's holdings in information technology and industrials were the biggest contributors to benchmark-relative performance. In information technology, the Fund's long-time position in Apple aided benchmark-relative returns. The company's inexpensive valuation was vindicated during the period as strong demand for the iPhone 7 and investor optimism about prospects for the iPhone 8 drove the stock price to an all-time high in February. In addition, the Fund's position in Samsung contributed positively to benchmark-relative performance as the company not only benefited from its expanding chip business, but also managed to escape significant harm - harm the market had anticipated - from the fallout related to highly publicized malfunctions by its latest smartphone product. Also in information technology, a portfolio holding in chip-manufacturer SK Hynix contributed to the Fund's benchmark-relative returns, as a more orderly chip-making market benefited SK during the period.

     Within industrials, the Fund's position in United Rentals strongly aided benchmark-relative performance, as the stock price rose due to optimism about potential policy initiatives by the new Trump administration, such as decreases in corporate tax rates and plans for increased infrastructure spending. In addition, the company has several locations in shale-oil drilling areas, which also could receive a boost from President Trump's proposed energy policies.

Q Did you employ derivatives in managing the Fund during the six-month period ended February 28, 2017, and did those investments have an effect on performance?

A Yes, we utilized forward foreign currency contracts (forwards) during the period, to a limited degree, in an attempt to safeguard the portfolio against potential negative currency effects driven by its Japanese holdings. The forwards had a slightly positive effect on the Fund's performance.

Q    What is your outlook, and how is it reflected in the Fund's positioning?

A With regard to sector allocations, we continue to de-emphasize energy stocks in the portfolio because we think that equity prices in the sector are significantly ahead of the fundamental characteristics of many energy companies. The disparity is due in part to the market's expectation of sharply higher energy prices, an expectation that we do not necessarily share. In addition, we are wary of valuations in the sector because of "substitution risk," which is the risk that new technologies, such as electric cars and other alternative energy innovations, may reduce demand for crude oil over time. Finally, we also believe that the high dividends currently paid by some energy stocks are insufficiently backed by the cash generation of those companies, and we think such dividends may be reduced in the near future.

6 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

     Conversely, we continue to view the information technology and financials sectors as possessing some of the best market opportunities as we move deeper into 2017. In the information technology sector, we are excited by continuing innovation by companies in a wide variety of sector sub-industries. Within financials, we think that valuations are very attractive for stocks of a number of companies that have solid capital foundations. In particular, we believe banks should benefit if the global economic growth trajectory continues to trend upward, the velocity of money increases, and profits from successful bank loans rise. We believe that even banks located in Europe can benefit from positive economic growth trends should the European Central Bank decide to raise short-term interest rates in 2018 and 2019.

     For the past five years, we have emphasized U.S. equity exposure in the Fund's portfolio, which has benefited performance. During the past six months, however, we have seen valuations for international stocks become significantly more attractive than they were before. This is because U.S. stocks have outperformed their international counterparts for some time now, and also because foreign currencies have devalued in the wake of a stronger U.S. dollar and moves by the U.S. Federal Reserve to normalize its interest-rate policy by gradually raising the Federal funds rate. In response to the changing environment for the global economy and global equities, we have begun to increase the Fund's exposure to European and emerging markets stocks.

     Overall, we believe that the Fund is well positioned for potential market moves within the global equity universe. We look for economic growth in Europe to continue to rebound, for U.S. growth to be steady, and for U.S. corporations to benefit if the Trump administration is able to push through both tax-code changes and increased spending on infrastructure. In general, global economic growth seems to be improving in a synchronized fashion.

                      Pioneer Global Equity Fund | Semiannual Report | 2/28/17 7

Please refer to the Schedule of Investments on pages 18-26 for a full listing of fund securities.

All investments are subject to risk, including the possible loss of principal. In the past several years, financial markets have experienced increased volatility, depressed valuations, decreased liquidity and heightened uncertainty. These conditions may continue, recur, worsen or spread.

Investing in foreign and/or emerging markets securities involves risks relating to interest rates, currency exchange rates, economic, and political conditions.

The Fund is subject to currency risk, meaning that the Fund could experience losses based on changes in the exchange rate between non-U.S. currencies and the U.S. dollar.

Investments in small- and mid-sized companies may offer the potential for higher returns, but are also subject to greater short-term price fluctuations than larger, more established companies.

When interest rates rise, the prices of fixed-income securities in the Fund will generally fall. Conversely, when interest rates fall, the prices of fixed-income securities in the Fund will generally rise.

The Fund may use derivatives, such as options, futures, inverse floating rate obligations, swaps, and others, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance. Derivatives may have a leveraging effect on the Fund.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors.

These risks may increase share price volatility.

Before investing, consider the product's investment objectives, risks, charges and expenses. Contact your advisor or Pioneer Investments for a prospectus or summary prospectus containing this information. Read it carefully.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of opinion as of the date of this report. Past performance is no guarantee of future results.

8 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

Portfolio Summary | 2/28/17

Sector Distribution
--------------------------------------------------------------------------------
(As a percentage of long-term holdings)

[THE FOLLOWING DATA WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

Information Technology                                                     27.3%
Financials                                                                 22.7%
Consumer Discretionary                                                     12.7%
Health Care                                                                 9.7%
Industrials                                                                 8.5%
Consumer Staples                                                            5.5%
Materials                                                                   4.1%
Government                                                                  3.7%
Telecommunication Services                                                  3.0%
Real Estate                                                                 2.0%
Energy                                                                      0.8%

Geographical Distribution
--------------------------------------------------------------------------------
(As a percentage of long-term holdings based on country of domicile)

[THE FOLLOWING DATA WAS REPRESENTED AS A STACKED CHART IN THE PRINTED MATERIAL]

United States                                                              55.4%
United Kingdom                                                              9.5%
Japan                                                                       7.7%
France                                                                      5.2%
Korea, Republic of                                                          4.7%
Ireland                                                                     2.9%
Switzerland                                                                 2.6%
Germany                                                                     2.4%
Indonesia                                                                   2.1%
Netherlands                                                                 1.9%
Italy                                                                       1.5%
Denmark                                                                     1.2%
Taiwan, Province of China                                                   1.2%
Other (individually less than 1%)                                           1.7%

10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of long-term holdings)*

 1. Apple, Inc.                                                            5.64%
--------------------------------------------------------------------------------
 2. United Rentals, Inc.                                                   3.42
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 3. Microsoft Corp.                                                        3.26
--------------------------------------------------------------------------------
 4. Discover Financial Services, Inc.                                      3.24
--------------------------------------------------------------------------------
 5. Samsung Electronics Co., Ltd.                                          3.19
--------------------------------------------------------------------------------
 6. JPMorgan Chase & Co.                                                   3.13
--------------------------------------------------------------------------------
 7. Novartis AG                                                            2.67
--------------------------------------------------------------------------------
 8. Valeo SA                                                               2.47
--------------------------------------------------------------------------------
 9. Alphabet, Inc. (Class C)                                               2.29
--------------------------------------------------------------------------------
10. Alphabet, Inc. (Class A)                                               2.28
--------------------------------------------------------------------------------

* This list excludes temporary cash investments and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.

                      Pioneer Global Equity Fund | Semiannual Report | 2/28/17 9

Prices and Distributions | 2/28/17

Net Asset Value per Share
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        Class                         2/28/17                         8/31/16
--------------------------------------------------------------------------------
          A                            $14.25                          $13.43
--------------------------------------------------------------------------------
          C                            $13.97                          $13.13
--------------------------------------------------------------------------------
          K                            $14.25                          $13.47
--------------------------------------------------------------------------------
          R                            $14.16                          $13.36
--------------------------------------------------------------------------------
          Y                            $14.27                          $13.50
--------------------------------------------------------------------------------


Distributions per Share: 9/1/16-2/28/17
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      Net Investment         Short-Term            Long-Term
         Class            Income            Capital Gains         Capital Gains
--------------------------------------------------------------------------------
          A              $0.1686                $  --                 $  --
--------------------------------------------------------------------------------
          C              $0.0635                $  --                 $  --
--------------------------------------------------------------------------------
          K              $0.2384                $  --                 $  --
--------------------------------------------------------------------------------
          R              $0.1530                $  --                 $  --
--------------------------------------------------------------------------------
          Y              $0.2534                $  --                 $  --
--------------------------------------------------------------------------------

The Morgan Stanley Capital International (MSCI) World ND Index is an unmanaged measure of the performance of stock markets in the developed world. The MSCI All Country World ND Index is an unmanaged, free-float-adjusted, market-capitalization-weighted index that is designed to measure the equity market performance of developed and emerging markets. The Index consists of 45 country indices comprising 24 developed and 21 emerging market country indices. Index returns are calculated monthly, assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. It is not possible to invest directly in an index.

The index defined here pertains to the "Value of $10,000 Investment" and "Value of $5 Million Investment" charts on pages 11-15.

10 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

Performance Update | 2/28/17                                      Class A Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Class A shares of Pioneer Global Equity Fund at public offering price during the periods shown, compared to that of the Morgan Stanley Capital International (MSCI) World ND Index and the MSCI All Country World ND Index.

Average Annual Total Returns
(As of February 28, 2017)
--------------------------------------------------------------------------------
                                                    MSCI
                   Net       Public      MSCI       All
                   Asset     Offering    World      Country
                   Value     Price       ND         World
Period             (NAV)     (POP)       Index      ND Index
--------------------------------------------------------------------------------
10 Years            3.79%     3.18%       4.29%     4.08%
5 Years             9.13      7.84        9.41      8.25
1 Year             18.45     11.67       21.26     22.07
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated December 31, 2016)
--------------------------------------------------------------------------------
                   Gross     Net
--------------------------------------------------------------------------------
                   1.45%     1.30%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                   Pioneer Global       MSCI World      MSCI All Country
                   Equity Fund          ND Index        World ND Index
2/07               $ 9,425              $10,000         $10,000
2/08               $ 9,706              $ 9,947         $10,233
2/09               $ 5,237              $ 5,260         $ 5,301
2/10               $ 7,742              $ 8,116         $ 8,381
2/11               $ 8,988              $ 9,875         $10,187
2/12               $ 8,834              $ 9,708         $10,035
2/13               $ 9,713              $10,746         $10,967
2/14               $12,043              $13,076         $12,959
2/15               $13,134              $14,105         $13,938
2/16               $11,544              $12,553         $12,221
2/17               $13,674              $15,222         $14,919

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. POP returns reflect deduction of maximum 5.75% sales charge. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects the contractual expense limitation currently in effect through January 1, 2018, for Class A shares. There can be no assurance that Pioneer will extend the expense limitation beyond such time. Please see the prospectus and financial statements for more information. Please refer to the financial highlights for more recent expense ratios.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 11

Performance Update | 2/28/17                                      Class C Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Class C shares of Pioneer Global Equity Fund during the periods shown, compared to that of the Morgan Stanley Capital International
(MSCI) World ND Index and the MSCI All Country World ND Index.

Average Annual Total Returns
(As of February 28, 2017)
--------------------------------------------------------------------------------
                                                   MSCI
                                         MSCI      All
                                         World     Country
                   If        If          ND        World
Period             Held      Redeemed    Index     ND Index
--------------------------------------------------------------------------------
10 Years            2.90%     2.90%       4.29%     4.08%
5 Years             8.22      8.22        9.41      8.25
1 Year             17.46     17.46       21.26     22.07
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated December 31, 2016)
--------------------------------------------------------------------------------
                   Gross
--------------------------------------------------------------------------------
                   2.16%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                   Pioneer Global       MSCI World      MSCI All Country
                   Equity Fund          ND Index        World ND Index
2/07               $10,000              $10,000         $10,000
2/08               $10,213              $ 9,947         $10,233
2/09               $ 5,464              $ 5,260         $ 5,301
2/10               $ 8,004              $ 8,116         $ 8,381
2/11               $ 9,216              $ 9,875         $10,187
2/12               $ 8,966              $ 9,708         $10,035
2/13               $ 9,772              $10,746         $10,967
2/14               $12,008              $13,076         $12,959
2/15               $12,991              $14,105         $13,938
2/16               $11,331              $12,553         $12,221
2/17               $13,310              $15,222         $14,919

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). "If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

Please refer to the financial highlights for more recent expense ratios.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

12 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

Performance Update | 2/28/17                                      Class K Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $5 million investment made in Class K shares of Pioneer Global Equity Fund during the periods shown, compared to that of the Morgan Stanley Capital International
(MSCI) World ND Index and the MSCI All Country World ND Index.

Average Annual Total Returns
(As of February 28, 2017)
--------------------------------------------------------------------------------
                                        MSCI
                   Net       MSCI       All
                   Asset     World      Country
                   Value     ND         World
Period             (NAV)     Index      ND Index
--------------------------------------------------------------------------------
10 Years            3.90%     4.29%      4.08%
5 Years             9.35      9.41       8.25
1 Year             18.96     21.26      22.07
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated December 31, 2016)
--------------------------------------------------------------------------------
                   Gross     Net
--------------------------------------------------------------------------------
                   0.92%     0.80%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $5 Million Investment

                   Pioneer Global       MSCI World      MSCI All Country
                   Equity Fund          ND Index        World ND Index
2/07               $5,000,000           $5,000,000      $5,000,000
2/08               $5,149,682           $4,973,478      $5,116,624
2/09               $2,778,587           $2,629,989      $2,650,323
2/10               $4,107,582           $4,058,084      $4,190,609
2/11               $4,768,583           $4,937,650      $5,093,327
2/12               $4,687,024           $4,853,963      $5,017,606
2/13               $5,153,474           $5,373,023      $5,483,600
2/14               $6,389,621           $6,537,989      $6,479,431
2/15               $6,973,320           $7,052,359      $6,968,935
2/16               $6,160,166           $6,276,436      $6,110,497
2/17               $7,328,064           $7,610,992      $7,459,327

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

The performance shown for Class K shares for the period prior to the commencement of operations of Class K shares on December 31, 2014, is the net asset value performance of the Fund's Class A shares, which has not been restated to reflect any differences in expenses, including Rule 12b-1 fees applicable to Class A shares. Since fees for Class A shares generally are higher than those of Class K shares, the performance of Class K shares prior to their inception would have been higher than the performance shown. For the period beginning December 31, 2014, the actual performance of Class K shares is reflected. Class K shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects the contractual expense limitation currently in effect through January 1, 2018, for Class K shares. There can be no assurance that Pioneer will extend the expense limitation beyond such time. Please see the prospectus and financial statements for more information. Please refer to the financial highlights for more recent expense ratios.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 13

Performance Update | 2/28/17                                      Class R Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Class R shares of Pioneer Global Equity Fund during the periods shown, compared to that of the Morgan Stanley Capital International
(MSCI) World ND Index and the MSCI All Country World ND Index.

Average Annual Total Returns
(As of February 28, 2017)
--------------------------------------------------------------------------------
                                        MSCI
                   Net       MSCI       All
                   Asset     World      Country
                   Value     ND         World
Period             (NAV)     Index      ND Index
--------------------------------------------------------------------------------
10 Years            3.75%     4.29%      4.08%
5 Years             9.05      9.41       8.25
1 Year             18.06     21.26      22.07
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated December 31, 2016)
--------------------------------------------------------------------------------
                   Gross     Net
--------------------------------------------------------------------------------
                   1.68%     1.55%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                   Pioneer Global       MSCI World      MSCI All Country
                   Equity Fund          ND Index        World ND Index
2/07               $10,000              $10,000         $10,000
2/08               $10,299              $ 9,947         $10,233
2/09               $ 5,557              $ 5,260         $ 5,301
2/10               $ 8,215              $ 8,116         $ 8,381
2/11               $ 9,537              $ 9,875         $10,187
2/12               $ 9,374              $ 9,708         $10,035
2/13               $10,307              $10,746         $10,967
2/14               $12,779              $13,076         $12,959
2/15               $13,937              $14,105         $13,938
2/16               $12,246              $12,553         $12,221
2/17               $14,457              $15,222         $14,919

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

The performance shown for Class R shares for the period prior to the commencement of operations of Class R shares on July 1, 2015, is the net asset value performance of the Fund's Class A shares, which has not been restated to reflect any differences in expenses, including Rule 12b-1 fees applicable to Class A shares. Since fees for Class A shares generally are higher than those of Class R shares, the performance of Class R shares prior to their inception would have been higher than the performance shown. For the period beginning July 1, 2015, the actual performance of Class R shares is reflected. Class R shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects the contractual expense limitation currently in effect through January 1, 2018, for Class R shares. There can be no assurance that Pioneer will extend the expense limitation beyond such time. Please see the prospectus and financial statements for more information. Please refer to the financial highlights for more recent expense ratios. Expense ratios in the financial highlights, unlike those shown in the prospectus, do not reflect acquired fund fees and expenses.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

14 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

Performance Update | 2/28/17                                      Class Y Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $5 million investment made in Class Y shares of Pioneer Global Equity Fund during the periods shown, compared to that of the Morgan Stanley Capital International
(MSCI) World ND Index and the MSCI All Country World ND Index.

Average Annual Total Returns
(As of February 28, 2017)
--------------------------------------------------------------------------------
                                        MSCI
                   Net       MSCI       All
                   Asset     World      Country
                   Value     ND         World
Period             (NAV)     Index      ND Index
--------------------------------------------------------------------------------
10 Years            4.21%     4.29%      4.08%
5 Years             9.66      9.41       8.25
1 Year             19.06     21.26      22.07
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated December 31, 2016)
--------------------------------------------------------------------------------
                   Gross     Net
--------------------------------------------------------------------------------
                   1.08%     0.80%
--------------------------------------------------------------------------------


[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $5 Million Investment

                   Pioneer Global       MSCI World      MSCI All Country
                   Equity Fund          ND Index        World ND Index
2/07               $5,000,000           $5,000,000      $5,000,000
2/08               $5,149,682           $4,973,478      $5,116,624
2/09               $2,778,587           $2,629,989      $2,650,323
2/10               $4,133,996           $4,058,084      $4,190,609
2/11               $4,825,173           $4,937,650      $5,093,327
2/12               $4,760,857           $4,853,963      $5,017,606
2/13               $5,263,802           $5,373,023      $5,483,600
2/14               $6,557,581           $6,537,989      $6,479,431
2/15               $7,183,510           $7,052,359      $6,968,935
2/16               $6,342,462           $6,276,436      $6,110,497
2/17               $7,551,148           $7,610,992      $7,459,327

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Performance shown for periods prior to the inception of the Fund's Class Y shares on December 31, 2008, is the NAV performance of the Fund's Class A shares. The performance does not reflect differences in expenses, including the Rule 12b-1 fees applicable to Class A shares. Since fees for Class A shares are generally higher than those of Class Y shares, the performance for Class Y shares prior to their inception would have been higher than the performance shown. For the period beginning December 31, 2008, the actual performance of Class Y shares is reflected.

Class Y shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects the contractual expense limitation currently in effect through January 1, 2018, for Class Y shares. There can be no assurance that Pioneer will extend the expense limitation beyond such time. Please see the prospectus and financial statements for more information. Please refer to the financial highlights for more recent expense ratios.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 15

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2) transaction costs, including sales charges (loads) on purchase payments and redemption fees.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.

Using the Tables
--------------------------------------------------------------------------------
Actual Expenses

The first table below provides information about actual account values and actual expenses. You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

(1)  Divide your account value by $1,000
     Example: an $8,600 account value (divided by) $1,000 = 8.6

(2) Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Global Equity Fund

Based on actual returns from September 1, 2016, through February 28, 2017.

--------------------------------------------------------------------------------
Share Class                A           C           K           R           Y
--------------------------------------------------------------------------------
Beginning Account      $1,000.00   $1,000.00   $1,000.00   $1,000.00   $1,000.00
Value on 9/1/16
--------------------------------------------------------------------------------
Ending Account         $1,074.30   $1,069.10   $1,076.50   $1,071.90   $1,076.80
Value on 2/28/17
--------------------------------------------------------------------------------
Expenses Paid          $    6.63   $   10.31   $    4.12   $    7.96   $    4.12
During Period*
--------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized net expense ratio of 1.29%, 2.01%, 0.80%, 1.55% and 0.80% for Class A, Class C, Class K, Class R, and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

16 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) or redemption fees that are charged at the time of the trans-action. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Global Equity Fund

Based on a hypothetical 5% return per year before expenses, reflecting the period from September 1, 2016, through February 28, 2017.

--------------------------------------------------------------------------------
Share Class                A           C           K           R           Y
--------------------------------------------------------------------------------
Beginning Account      $1,000.00   $1,000.00   $1,000.00   $1,000.00   $1,000.00
Value on 9/1/16
--------------------------------------------------------------------------------
Ending Account         $1,018.40   $1,014.83   $1,020.83   $1,017.11   $1,020.83
Value on 2/28/17
--------------------------------------------------------------------------------
Expenses Paid          $    6.46   $   10.04   $    4.01   $    7.75   $    4.01
During Period*
--------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized net expense ratio of 1.29%, 2.01%, 0.80%, 1.55% and 0.80% for Class A, Class C, Class K, Class R, and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 17

Schedule of Investments | 2/28/17 (unaudited)

-------------------------------------------------------------------------------------------------
               Floating
Shares         Rate (b)                                                            Value
-------------------------------------------------------------------------------------------------
                          COMMON STOCKS -- 95.1%
                          ENERGY -- 0.3%
                          Oil & Gas Refining & Marketing -- 0.3%
      14,794              HollyFrontier Corp.                                      $      433,168
                                                                                   --------------
                          Total Energy                                             $      433,168
-------------------------------------------------------------------------------------------------
                          MATERIALS -- 4.2%
                          Construction Materials -- 1.7%
      78,770              CRH Plc                                                  $    2,654,313
-------------------------------------------------------------------------------------------------
                          Paper Packaging -- 1.2%
      42,758              Sealed Air Corp.                                         $    1,987,392
-------------------------------------------------------------------------------------------------
                          Diversified Metals & Mining -- 1.3%
      52,168              Rio Tinto Plc                                            $    2,127,104
                                                                                   --------------
                          Total Materials                                          $    6,768,809
-------------------------------------------------------------------------------------------------
                          CAPITAL GOODS -- 8.1%
                          Aerospace & Defense -- 1.9%
     382,132              BAE Systems Plc                                          $    2,990,671
-------------------------------------------------------------------------------------------------
                          Building Products -- 0.5%
      23,889              USG Corp.*                                               $      805,776
-------------------------------------------------------------------------------------------------
                          Industrial Conglomerates -- 1.2%
      15,349              Siemens AG                                               $    1,997,395
-------------------------------------------------------------------------------------------------
                          Industrial Machinery -- 1.1%
      12,050              Ingersoll-Rand Plc                                       $      956,288
      41,394              SKF AB                                                          786,364
                                                                                   --------------
                                                                                   $    1,742,652
-------------------------------------------------------------------------------------------------
                          Trading Companies & Distributors -- 3.4%
      43,269              United Rentals, Inc.*                                    $    5,539,730
                                                                                   --------------
                          Total Capital Goods                                      $   13,076,224
-------------------------------------------------------------------------------------------------
                          TRANSPORTATION -- 0.5%
                          Trucking -- 0.5%
      15,151              DSV A/S                                                  $      746,146
                                                                                   --------------
                          Total Transportation                                     $      746,146
-------------------------------------------------------------------------------------------------
                          AUTOMOBILES & COMPONENTS -- 3.2%
                          Auto Parts & Equipment -- 3.2%
      59,224              Gentex Corp.                                             $    1,245,481
      65,005              Valeo SA                                                      3,997,416
                                                                                   --------------
                                                                                   $    5,242,897
                                                                                   --------------
                          Total Automobiles & Components                           $    5,242,897
-------------------------------------------------------------------------------------------------
                          CONSUMER DURABLES & APPAREL -- 4.4%
                          Homebuilding -- 2.5%
      38,861              PulteGroup, Inc.                                         $      856,885
     190,200              Sekisui Chemical Co., Ltd.                                    3,146,084
                                                                                   --------------
                                                                                   $    4,002,969
-------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

18 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

-------------------------------------------------------------------------------------------------
               Floating
Shares         Rate (b)                                                            Value
-------------------------------------------------------------------------------------------------
                          Apparel, Accessories & Luxury Goods -- 1.9%
      91,055              Moncler S.p.A.*                                          $    1,739,249
      11,633              Pandora A/S                                                   1,326,921
                                                                                   --------------
                                                                                   $    3,066,170
                                                                                   --------------
                          Total Consumer Durables & Apparel                        $    7,069,139
-------------------------------------------------------------------------------------------------
                          CONSUMER SERVICES -- 2.5%
                          Hotels, Resorts & Cruise Lines -- 0.7%
      22,623              InterContinental Hotels Group Plc                        $    1,065,042
-------------------------------------------------------------------------------------------------
                          Restaurants -- 1.8%
     298,253              Domino's Pizza Group Plc                                 $    1,420,957
      27,650              Starbucks Corp.                                               1,572,456
                                                                                   --------------
                                                                                   $    2,993,413
                                                                                   --------------
                          Total Consumer Services                                  $    4,058,455
-------------------------------------------------------------------------------------------------
                          MEDIA -- 2.6%
                          Advertising -- 1.3%
      31,618              Publicis Groupe SA                                       $    2,132,036
-------------------------------------------------------------------------------------------------
                          Broadcasting -- 1.3%
      31,427              CBS Corp. (Class B)                                      $    2,071,668
                                                                                   --------------
                          Total Media                                              $    4,203,704
-------------------------------------------------------------------------------------------------
                          FOOD & STAPLES RETAILING -- 5.0%
                          Drug Retail -- 3.8%
      39,313              CVS Health Corp.                                         $    3,167,842
      46,000              Sundrug Co., Ltd.                                             3,028,014
                                                                                   --------------
                                                                                   $    6,195,856
-------------------------------------------------------------------------------------------------
                          Food Retail -- 1.2%
      22,085              Walgreens Boots Alliance, Inc.                           $    1,907,702
                                                                                   --------------
                          Total Food & Staples Retailing                           $    8,103,558
-------------------------------------------------------------------------------------------------
                          HOUSEHOLD & PERSONAL PRODUCTS -- 0.5%
                          Personal Products -- 0.5%
      18,220              Unilever Plc                                             $      863,229
                                                                                   --------------
                          Total Household & Personal Products                      $      863,229
-------------------------------------------------------------------------------------------------
                          HEALTH CARE EQUIPMENT & SERVICES -- 1.0%
                          Managed Health Care -- 1.0%
       8,037              Humana, Inc.                                             $    1,697,816
                                                                                   --------------
                          Total Health Care Equipment & Services                   $    1,697,816
-------------------------------------------------------------------------------------------------
                          PHARMACEUTICALS, BIOTECHNOLOGY &
                          LIFE SCIENCES -- 8.8%
                          Biotechnology -- 3.9%
      26,607              Celgene Corp.*                                           $    3,286,231
      48,355              Shire Plc                                                     2,911,048
                                                                                   --------------
                                                                                   $    6,197,279
-------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 19

-------------------------------------------------------------------------------------------------
               Floating
Shares         Rate (b)                                                            Value
-------------------------------------------------------------------------------------------------
                          Pharmaceuticals -- 4.9%
       8,851              Jazz Pharmaceuticals Plc*                                $    1,173,820
      55,367              Novartis AG                                                   4,322,827
      71,914              Pfizer, Inc.                                                  2,453,706
                                                                                   --------------
                                                                                   $    7,950,353
                                                                                   --------------
                          Total Pharmaceuticals, Biotechnology &
                          Life Sciences                                            $   14,147,632
-------------------------------------------------------------------------------------------------
                          BANKS -- 9.6%
                          Diversified Banks -- 8.9%
     458,605              Aldermore Group Plc                                      $    1,317,085
   2,693,000              Bank Rakyat Indonesia Persero Tbk PT                          2,379,880
      41,152              BNP Paribas SA                                                2,405,599
     227,173              ING Groep NV                                                  3,134,510
      56,021              JPMorgan Chase & Co.                                          5,076,623
                                                                                   --------------
                                                                                   $   14,313,697
-------------------------------------------------------------------------------------------------
                          Regional Banks -- 0.7%
   7,457,400              Bank Tabungan Negara Persero Tbk PT                      $    1,184,074
                                                                                   --------------
                          Total Banks                                              $   15,497,771
-------------------------------------------------------------------------------------------------
                          DIVERSIFIED FINANCIALS -- 9.4%
                          Specialized Finance -- 0.4%
      10,963              Intercontinental Exchange, Inc.                          $      626,316
-------------------------------------------------------------------------------------------------
                          Consumer Finance -- 4.6%
      73,750              Discover Financial Services, Inc.                        $    5,246,575
      59,716              Synchrony Financial                                           2,164,108
                                                                                   --------------
                                                                                   $    7,410,683
-------------------------------------------------------------------------------------------------
                          Asset Management & Custody Banks -- 3.0%
      15,786              Affiliated Managers Group, Inc.*                         $    2,650,943
       5,567              BlackRock, Inc.                                               2,156,990
                                                                                   --------------
                                                                                   $    4,807,933
-------------------------------------------------------------------------------------------------
                          Specialized Finance -- 1.4%
      32,036              Nasdaq, Inc.                                             $    2,278,080
                                                                                   --------------
                          Total Diversified Financials                             $   15,123,012
-------------------------------------------------------------------------------------------------
                          INSURANCE -- 2.4%
                          Insurance Brokers -- 0.8%
       9,798              Willis Towers Watson Plc                                 $    1,258,357
-------------------------------------------------------------------------------------------------
                          Multi-line Insurance -- 1.6%
      11,101              Allianz SE*                                              $    1,930,782
      52,607              Assicurazioni Generali S.p.A.                                   754,024
                                                                                   --------------
                                                                                   $    2,684,806
                                                                                   --------------
                          Total Insurance                                          $    3,943,163
-------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

20 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

-------------------------------------------------------------------------------------------------
               Floating
Shares         Rate (b)                                                            Value
-------------------------------------------------------------------------------------------------
                          REAL ESTATE -- 2.1%
                          Diversified Real Estate Activities -- 1.7%
     509,800              Leopalace21 Corp.                                        $    2,681,669
-------------------------------------------------------------------------------------------------
                          Real Estate Services -- 0.4%
      67,452              Savills Plc                                              $      717,021
                                                                                   --------------
                          Total Real Estate                                        $    3,398,690
-------------------------------------------------------------------------------------------------
                          SOFTWARE & SERVICES -- 12.6%
                          Internet Software & Services -- 6.6%
       4,373              Alphabet, Inc. (Class A)                                 $    3,694,879
       4,507              Alphabet, Inc. (Class C)                                      3,710,207
      95,300              eBay, Inc.*                                                   3,230,670
                                                                                   --------------
                                                                                   $   10,635,756
-------------------------------------------------------------------------------------------------
                          IT Consulting & Other Services -- 0.5%
      63,439              HCL Technologies, Ltd.                                   $      798,157
-------------------------------------------------------------------------------------------------
                          Data Processing & Outsourced Services -- 2.2%
      28,198              PayPal Holdings, Inc.                                    $    1,184,316
      28,038              Visa, Inc.                                                    2,465,662
                                                                                   --------------
                                                                                   $    3,649,978
-------------------------------------------------------------------------------------------------
                          Systems Software -- 3.3%
      82,608              Microsoft Corp.                                          $    5,285,260
                                                                                   --------------
                          Total Software & Services                                $   20,369,151
-------------------------------------------------------------------------------------------------
                          TECHNOLOGY HARDWARE & EQUIPMENT -- 10.8%
                          Computer Storage & Peripherals -- 5.6%
      66,667              Apple, Inc.                                              $    9,132,711
-------------------------------------------------------------------------------------------------
                          Computer Hardware Storage & Peripherals -- 3.2%
       3,057              Samsung Electronics Co., Ltd.                            $    5,170,673
-------------------------------------------------------------------------------------------------
                          Electronic Equipment Manufacturers -- 0.2%
      54,268              Fitbit, Inc.                                             $      337,004
-------------------------------------------------------------------------------------------------
                          Electronic Components -- 1.7%
      89,800              Alps Electric Co., Ltd.                                  $    2,680,546
-------------------------------------------------------------------------------------------------
                          Electronic Manufacturing Services -- 0.1%
      38,651              Global Display Co., Ltd.                                 $      147,281
                                                                                   --------------
                          Total Technology Hardware & Equipment                    $   17,468,215
-------------------------------------------------------------------------------------------------
                          SEMICONDUCTORS & SEMICONDUCTOR
                          EQUIPMENT -- 4.0%
                          Semiconductors -- 4.0%
      58,181              SK Hynix, Inc.                                           $    2,388,994
      21,057              Skyworks Solutions, Inc.*                                     1,996,414

The accompanying notes are an integral part of these financial statements.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 21

-------------------------------------------------------------------------------------------------
               Floating
Shares         Rate (b)                                                            Value
-------------------------------------------------------------------------------------------------
                          Semiconductors (continued)
     341,000              Taiwan Semiconductor Manufacturing Co., Ltd.             $    2,087,122
                                                                                   --------------
                                                                                   $    6,472,530
                                                                                   --------------
                          Total Semiconductors & Semiconductor Equipment           $    6,472,530
-------------------------------------------------------------------------------------------------
                          TELECOMMUNICATION SERVICES -- 3.1%
                          Integrated Telecommunication Services -- 2.6%
      75,459              AT&T, Inc.                                               $    3,153,432
      25,000              Nippon Telegraph & Telephone Corp.                            1,058,814
                                                                                   --------------
                                                                                   $    4,212,246
-------------------------------------------------------------------------------------------------
                          Wireless Telecommunication Services -- 0.5%
     288,687              Vodafone Group Plc                                       $      723,356
                                                                                   --------------
                          Total Telecommunication Services                         $    4,935,602
-------------------------------------------------------------------------------------------------
                          TOTAL COMMON STOCKS
                          (Cost $133,100,085)                                      $  153,618,911
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Principal
Amount ($)
-------------------------------------------------------------------------------------------------
                          U.S. GOVERNMENT AND AGENCY
                          OBLIGATION -- 1.4%
   2,300,000              U.S. Treasury Bills, 3/9/17 (c)                          $    2,299,784
-------------------------------------------------------------------------------------------------
                          TOTAL U.S. GOVERNMENT AND AGENCY OBLIGATION
                          (Cost $2,299,750)                                        $    2,299,784
-------------------------------------------------------------------------------------------------
                          MUNICIPAL BONDS -- 3.8% (d)
                          Municipal Development -- 0.9%
     100,000       0.55   Lower Neches Valley Authority Industrial Development
                          Corp., Floating Rate Note, 11/1/38                       $      100,000
     100,000       0.58   Mississippi Business Finance Corp., Floating Rate
                          Note, 12/1/30                                                   100,000
     645,000       0.57   Mississippi Business Finance Corp., Floating Rate
                          Note, 12/1/30                                                   645,000
     600,000       0.57   Mississippi Business Finance Corp., Floating Rate
                          Note, 12/1/30                                                   600,000
                                                                                   --------------
                                                                                   $    1,445,000
-------------------------------------------------------------------------------------------------
                          Higher Municipal Education -- 0.4%
     305,000       0.41   Massachusetts Health & Educational Facilities
                          Authority, Floating Rate Note, 11/1/49                   $      305,000
     340,000       0.60   The University of Texas System, Floating Rate
                          Note, 8/1/25                                                    340,000
                                                                                   --------------
                                                                                   $      645,000
-------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

22 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

-------------------------------------------------------------------------------------------------
Principal      Floating
Amount ($)     Rate (b)                                                            Value
-------------------------------------------------------------------------------------------------
                          Municipal Medical -- 2.5%
   1,200,000       0.55   Geisinger Authority, Floating Rate Note, 8/1/22          $   1,200,000
   1,670,000       0.57   Harris County Health Facilities Development Corp.,
                          Floating Rate Note, 12/1/41                                  1,670,000
   1,120,000       0.57   Harris County Health Facilities Development Corp.,
                          Floating Rate Note, 12/1/41                                  1,120,000
                                                                                   --------------
                                                                                   $   3,990,000
-------------------------------------------------------------------------------------------------
                          TOTAL MUNICIPAL BONDS
                          (Cost $6,080,000)                                        $   6,080,000
-------------------------------------------------------------------------------------------------
                          TOTAL INVESTMENT IN SECURITIES -- 100.3%
                          (Cost $141,479,835) (a) (e)                              $ 161,998,695
-------------------------------------------------------------------------------------------------
                          OTHER ASSETS & LIABILITIES -- (0.3)%                     $    (413,654)
-------------------------------------------------------------------------------------------------
                          TOTAL NET ASSETS -- 100.0%                               $ 161,585,041
=================================================================================================

*           Non-income producing security.

(A.D.R.)    American Depositary Receipts.

(a) At February 28, 2017, the net unrealized appreciation on investments based on cost for federal income tax purposes of $142,357,187 was as follows:

              Aggregate gross unrealized appreciation for all investments in
                which there is an excess of value over tax cost                $ 24,776,391

              Aggregate gross unrealized depreciation for all investments in
                which there is an excess of tax cost over value                  (5,134,883)
                                                                               ------------
              Net unrealized appreciation                                      $ 19,641,508
                                                                               ============

(b) Debt obligation with a variable interest rate. Rate shown is rate at period end.

(c) Security issued with a zero coupon. Income is earned through accretion of discount.

(d)         Consists of revenue bonds unless otherwise indicated.

(e) Distributions of investments by country of domicile, as a percentage of total investment in securities (excluding temporary cash investments), is as follows:

            United States                                                      55.4%
            United Kingdom                                                      9.5%
            Japan                                                               7.7%
            France                                                              5.2%
            Korea, Republic Of                                                  4.7%
            Ireland                                                             2.9%
            Switzerland                                                         2.6%
            Germany                                                             2.4%
            Indonesia                                                           2.1%
            Netherlands                                                         1.9%
            Italy                                                               1.5%
            Denmark                                                             1.2%
            Taiwan, Province Of China                                           1.2%
            Other (individually less than 1%)                                   1.7%
                                                                              ------
                                                                              100.0%
                                                                              ======

The accompanying notes are an integral part of these financial statements.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 23

Purchases and sales of securities (excluding temporary cash investments) for the six months ended February 28, 2017 aggregated $84,285,801 and $81,144,051, respectively.

The Fund is permitted to engage in purchase and sale transactions ("cross trades") with certain Funds and accounts for which Pioneer Investment Management, Inc. (PIM), serves as the Fund's investment adviser, as set forth in Rule 17a-7 under the Investment Company Act of 1940, pursuant to procedures adopted by the Board of Trustees. Under these procedures, cross trades are effected at current market prices.

During the period ended February 28, 2017, the Fund engaged in purchases and sales pursuant to these procedures amounting to $1,020,144 and $1,777,592, respectively, which resulted in a net realized loss of $524.

TOTAL RETURN SWAP AGREEMENTS

--------------------------------------------------------------------------------------------------------------
Notional                              Pay/      Obligation                          Expiration    Unrealized
Principal             Counterparty    Receive   Entity/Index         Coupon               Date    Appreciation
--------------------------------------------------------------------------------------------------------------
JPY 2,516,190         JP Morgan       Pay       S&P JPX Dividend     3M Libor +         6/1/17    $200,134
                      Chase Bank NA             Aristocrats Index    40 bps
JPY   123,810         Societe         Pay       Solactive Japanese   3M Libor +        9/12/17      58,517
                      Generale SA               Buyback Index        40 bps
--------------------------------------------------------------------------------------------------------------
                                                                                                  $258,651
==============================================================================================================

NOTE: Principal amounts are denominated in U.S. Dollars unless otherwise noted:

      JPY      Japanese Yen

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below.

    Level 1 - quoted prices in active markets for identical securities.

    Level 2 - other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.) See Notes to Financial Statements -- Note 1A.

    Level 3 - significant unobservable inputs (including the Fund's own assumptions in determining fair value of investments) See Notes to Financial Statements -- Note 1A.

The accompanying notes are an integral part of these financial statements.

24 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

The following is a summary of the inputs used as of February 28, 2017, in valuing the Fund's investments:

---------------------------------------------------------------------------------------
                                       Level 1      Level 2     Level 3      Total
---------------------------------------------------------------------------------------
Common Stocks
  Materials
    Construction Materials             $       --   $2,654,313  $       --   $2,654,313
    Diversified Metals & Mining                --    2,127,104          --    2,127,104
  Capital Goods
    Aerospace & Defense                        --    2,990,671          --    2,990,671
    Industrial Conglomerates                   --    1,997,395          --    1,997,395
    Industrial Machinery                       --      786,364          --      786,364
  Transportation
    Trucking                                   --      746,146          --      746,146
  Automobiles & Components
    Auto Parts & Equipment              1,245,481    3,997,416          --    5,242,897
  Consumer Durables & Apparel
    Homebuilding                          856,885    3,146,084          --    4,002,969
    Apparel, Accessories &
       Luxury Goods                            --    3,066,170          --    3,066,170
  Consumer Services
    Hotels, Resorts & Cruise Lines             --    1,065,042          --    1,065,042
    Restaurants                         1,572,456    1,420,957          --    2,993,413
  Media
    Advertising                                --    2,132,036          --    2,132,036
  Food & Staples Retailing
    Drug Retail                         3,167,842    3,028,014          --    6,195,856
  Household & Personal Products
    Personal Products                          --      863,229          --      863,229
  Pharmaceuticals, Biotechnology &
    Life Sciences
    Biotechnology                       3,286,231    2,911,048          --    6,197,279
    Pharmaceuticals                     3,627,526    4,322,827          --    7,950,353
  Banks
    Diversified Banks                   5,076,623    9,237,074          --   14,313,697
    Regional Banks                             --    1,184,074          --    1,184,074
  Insurance
    Multi-line Insurance                       --    2,684,806          --    2,684,806
  Real Estate
    Diversified Real Estate Activities         --    2,681,669          --    2,681,669
    Real Estate Services                       --      717,021          --      717,021
  Software & Services
    IT Consulting & Other Services             --      798,157          --      798,157
  Technology Hardware & Equipment
    Computer Hardware
       Storage & Peripherals                   --    5,170,673          --    5,170,673
    Electronic Components                      --    2,680,546          --    2,680,546
    Electronic Manufacturing Services          --      147,281          --      147,281
  Semiconductors &
    Semiconductor Equipment
    Semiconductors                      1,996,414    4,476,116          --    6,472,530

The accompanying notes are an integral part of these financial statements.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 25

---------------------------------------------------------------------------------------
                                   Level 1          Level 2      Level 3   Total
---------------------------------------------------------------------------------------
  Telecommunication Services
    Integrated Telecommunication
       Services                    $     3,153,432  $ 1,058,814  $   --    $  4,212,246
    Wireless Telecommunication
       Services                                 --      723,356      --         723,356
  All Other Common Stocks               60,821,618           --      --      60,821,618
U.S. Government and
  Agency Obligation                             --    2,299,784      --       2,299,784
Municipal Bonds                                 --    6,080,000      --       6,080,000
---------------------------------------------------------------------------------------
Total                              $    84,804,508  $77,194,187  $   --    $161,998,695
=======================================================================================
Other Financial Instruments
Unrealized appreciation on total
  return swap contracts            $            --  $   258,651  $   --    $    258,651
Unrealized appreciation on
  futures contracts                         18,740           --      --          18,740
---------------------------------------------------------------------------------------
Total Other Financial Instruments  $        18,740  $   258,651  $   --    $    277,391
=======================================================================================

During the six months ended February 28, 2017, there were no transfers between Levels 1, 2 and 3.

The accompanying notes are an integral part of these financial statements.

26 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

Statement of Assets and Liabilities | 2/28/17 (unaudited)

ASSETS:
   Investment in securities (cost $141,479,835)                     $161,998,695
   Cash                                                                1,007,638
   Foreign currencies, at value (cost $72)                                   154
   Receivables --
      Investment securities sold                                         810,078
      Fund shares sold                                                   186,033
      Dividends                                                          367,490
      Interest                                                             2,634
   Unrealized appreciation on total return swap agreements               258,651
   Due from Pioneer Investment Management, Inc.                           12,548
   Other assets                                                           50,299
--------------------------------------------------------------------------------
         Total assets                                               $164,694,220
================================================================================
LIABILITIES:
   Payables --
      Investment securities purchased                               $  2,667,038
      Fund shares repurchased                                            159,833
      Trustee fees                                                         1,329
   Restricted cash*                                                      140,983
   Variation margin for futures contracts                                  4,456
   Due to affiliates                                                      39,951
   Accrued expenses                                                       95,589
--------------------------------------------------------------------------------
         Total liabilities                                          $  3,109,179
================================================================================
NET ASSETS:
   Paid-in capital                                                  $143,901,931
   Distributions in excess of net investment income                     (134,410)
   Accumulated net realized loss on investments, futures contracts
      and foreign currency transactions                               (2,969,911)
   Net unrealized appreciation on investments                         20,518,860
   Unrealized appreciation on futures contracts                           18,740
   Unrealized appreciation on swap contracts                             258,651
   Net unrealized depreciation on other assets and liabilities
      denominated in foreign currencies                                   (8,820)
--------------------------------------------------------------------------------
         Total net assets                                           $161,585,041
================================================================================
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
   Class A (based on $71,687,818/5,032,250 shares)                  $      14.25
   Class C (based on $11,986,237/857,714 shares)                    $      13.97
   Class K (based on $53,656,666/3,766,247 shares)                  $      14.25
   Class R (based on $17,020,382/1,202,026 shares)                  $      14.16
   Class Y (based on $7,233,938/507,042 shares)                     $      14.27
MAXIMUM OFFERING PRICE:
   Class A ($14.25 (divided by) 94.25%)                             $      15.12
================================================================================

* Represents restricted cash deposited at the custodian and/or counterparty for derivative contracts.

The accompanying notes are an integral part of these financial statements.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 27

Statement of Operations (unaudited)

For the six months ended 2/28/17

INVESTMENT INCOME:
   Dividends (net of foreign taxes withheld of $41,488)               $ 1,204,618
   Interest                                                                27,954
------------------------------------------------------------------------------------------------
         Total investment income                                                    $ 1,232,572
------------------------------------------------------------------------------------------------
EXPENSES:
   Management fees                                                    $   586,532
   Transfer agent fees
      Class A                                                              60,534
      Class C                                                              10,176
      Class K                                                                  28
      Class R                                                              18,621
      Class Y                                                               4,856
   Distribution fees
      Class A                                                              87,574
      Class C                                                              58,862
      Class R                                                              37,545
   Shareholder communications expense                                      24,690
   Administrative expense                                                  50,891
   Custodian fees                                                          26,096
   Registration fees                                                       36,219
   Professional fees                                                       25,318
   Printing expense                                                         6,811
   Fees and expenses of nonaffiliated Trustees                              3,781
   Miscellaneous                                                            8,386
------------------------------------------------------------------------------------------------
      Total expenses                                                                $ 1,046,920
      Less fees waived and expenses reimbursed by Pioneer
         Investment Management, Inc.                                                   (121,199)
------------------------------------------------------------------------------------------------
      Net expenses                                                                  $   925,721
------------------------------------------------------------------------------------------------
         Net investment income                                                      $   306,851
------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS,
FUTURES CONTRACTS, SWAP CONTRACTS AND FOREIGN
CURRENCY TRANSACTIONS:
   Net realized gain (loss) on:
      Investments                                                     $ 3,709,573
      Futures contracts                                                    (4,695)
      Swap contracts                                                      783,665
      Other assets and liabilities denominated in
         foreign currencies                                               (67,076)  $ 4,421,467
------------------------------------------------------------------------------------------------
   Change in net unrealized appreciation (depreciation) on:
      Investments                                                     $ 6,356,425
      Futures contracts                                                    18,740
      Swap contracts                                                      258,651
      Other assets and liabilities denominated in foreign currencies        3,539   $ 6,637,355
------------------------------------------------------------------------------------------------
   Net realized and unrealized gain (loss) on investments, futures
      contracts, swap contracts and foreign currency transactions                   $11,058,822
------------------------------------------------------------------------------------------------
   Net increase in net assets resulting from operations                             $11,365,673
================================================================================================

The accompanying notes are an integral part of these financial statements.

28 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

Statements of Changes in Net Assets

------------------------------------------------------------------------------------------
                                                             Six Months
                                                             Ended
                                                             2/28/17        Year Ended
                                                             (unaudited)    8/31/16
------------------------------------------------------------------------------------------
FROM OPERATIONS:
Net investment income (loss)                                 $    306,851   $   2,077,660
Net realized gain (loss) on investments, futures contracts,
   swap contracts, written options, and foreign
   currency transactions                                        4,421,467      (7,340,989)
Change in net unrealized appreciation (depreciation) on
   investments, futures contracts, swap contracts and
   foreign currency transactions                                6,637,355      10,633,268
------------------------------------------------------------------------------------------
      Net increase in net assets resulting
          from operations                                    $ 11,365,673   $   5,369,939
------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREOWNERS:
Net investment income:
   Class A ($0.17 and $0.08 per share, respectively)         $   (860,989)  $    (471,470)
   Class C ($0.06 and $0.00 per share, respectively)              (55,611)             --
   Class K ($0.24 and $0.15 per share, respectively)             (924,024)       (589,987)
   Class R ($0.15 and $0.13 per share, respectively)             (172,785)        (76,329)
   Class Y ($0.25 and $0.15 per share, respectively)             (145,060)       (271,227)
------------------------------------------------------------------------------------------
         Total distributions to shareowners                  $ (2,158,469)  $  (1,409,013)
------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS: (a)
Net proceeds from sale of shares                             $ 10,336,828   $  33,783,592
Reinvestment of distributions                                   1,004,130         658,359
Cost of shares repurchased                                    (19,701,092)    (48,756,116)
------------------------------------------------------------------------------------------
      Net decrease in net assets resulting from Fund
         share transactions                                  $ (8,360,134)  $ (14,314,165)
------------------------------------------------------------------------------------------
      Net increase (decrease) in net assets                  $    847,070   $ (10,353,239)
NET ASSETS:
Beginning of period                                          $160,737,971   $ 171,091,210
------------------------------------------------------------------------------------------
End of period                                                $161,585,041   $ 160,737,971
------------------------------------------------------------------------------------------
Undistributed net investment income                          $   (134,410)  $   1,717,208
==========================================================================================

(a) At February 28, 2017, Pioneer Asset Allocation Trust owned 31.6% of the value of outstanding shares of Pioneer Global Equity Fund.

The accompanying notes are an integral part of these financial statements.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 29

-----------------------------------------------------------------------------------------
                                Six Months   Six Months
                                Ended        Ended
                                2/28/17      2/28/17          Year Ended   Year Ended
                                Shares       Amount           8/31/16      8/31/16
                                (unaudited)  (unaudited)      Shares       Amount
-----------------------------------------------------------------------------------------
Class A
Shares sold                      201,506     $   2,750,795       911,559   $  11,889,430
Reinvestment of distributions     61,072           826,912        33,914         450,034
Less shares repurchased         (763,146)      (10,371,450)   (1,344,828)    (17,206,097)
-----------------------------------------------------------------------------------------
      Net decrease              (500,568)    $  (6,793,743)     (399,355)  $  (4,866,633)
=========================================================================================
Class C
Shares sold                       72,790     $     966,155       222,781   $   2,826,420
Reinvestment of distributions      3,968            52,774            --              --
Less shares repurchased         (146,147)       (1,930,946)     (360,772)     (4,537,583)
-----------------------------------------------------------------------------------------
      Net decrease               (69,389)    $    (912,017)     (137,991)  $  (1,711,163)
=========================================================================================
Class K
Shares sold                           --     $          --            --   $          --
Reinvestment of distributions         --                --            --              --
Less shares repurchased         (109,693)       (1,564,264)     (290,122)     (3,661,494)
-----------------------------------------------------------------------------------------
      Net decrease              (109,693)    $  (1,564,264)     (290,122)  $  (3,661,494)
=========================================================================================
Class R
Shares sold                      245,451     $   3,331,590     1,056,022   $  13,514,533
Reinvestment of distributions         --                --            --              --
Less shares repurchased         (133,694)       (1,814,009)     (143,077)     (1,834,686)
-----------------------------------------------------------------------------------------
      Net increase               111,757     $   1,517,581       912,945   $  11,679,847
=========================================================================================
Class Y
Shares sold                      241,107     $   3,288,288       426,331   $   5,553,209
Reinvestment of distributions      9,184           124,444        15,675         208,325
Less shares repurchased         (295,062)       (4,020,423)   (1,713,296)    (21,516,256)
-----------------------------------------------------------------------------------------
      Net decrease               (44,771)    $    (607,691)   (1,271,290)  $ (15,754,722)
=========================================================================================

The accompanying notes are an integral part of these financial statements.

30 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

Financial Highlights

-----------------------------------------------------------------------------------------------------------------------------------
                                                             Six Months
                                                             Ended           Year         Year         Year      Year      Year
                                                             2/28/17         Ended        Ended        Ended     Ended     Ended
                                                             (unaudited)     8/31/16      8/31/15      8/31/14   8/31/13   8/31/12
-----------------------------------------------------------------------------------------------------------------------------------
Class A
Net asset value, beginning of period                         $ 13.43         $ 13.00      $ 14.05      $ 11.31   $  9.64   $  9.27
-----------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income (loss)                              $  0.02(a)      $  0.14(a)   $  0.07      $  0.27   $  0.15   $  0.17
   Net realized and unrealized gain (loss) on investments       0.97            0.37        (0.74)        2.67      1.68      0.33
-----------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations           $  0.99         $  0.51      $ (0.67)     $  2.94   $  1.83   $  0.50
-----------------------------------------------------------------------------------------------------------------------------------
Distribution to shareowners:
   Net investment income                                     $ (0.17)        $ (0.08)     $ (0.38)     $ (0.20)  $ (0.16)  $ (0.13)
-----------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $  0.82         $  0.43      $ (1.05)     $  2.74   $  1.67   $  0.37
-----------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $ 14.25         $ 13.43      $ 13.00      $ 14.05   $ 11.31   $  9.64
===================================================================================================================================
Total return*                                                   7.43%           3.92%       (4.88)%      26.13%    19.17%     5.50%
Ratio of net expenses to average net assets                     1.29%**         1.30%        1.30%        1.30%     1.30%     1.30%
Ratio of net investment income (loss) to average net assets     0.29%**         1.08%        0.60%        2.01%     1.35%     1.71%
Portfolio turnover rate                                          107%**           88%         109%         121%      160%      152%
Net assets, end of period (in thousands)                     $71,688         $74,333      $77,115      $76,638   $62,996   $56,970
Ratios with no waiver of fees and assumption of expenses by
   PIM and no reduction for fees paid indirectly:
   Total expenses to average net assets                         1.44%**         1.45%        1.50%        1.56%     1.67%     1.72%
   Net investment income (loss) to average net assets           0.14%**         0.94%        0.40%        1.75%     0.98%     1.29%
===================================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.

**   Annualized.

(a) The per-share data presented above is based on the average shares outstanding for the period presented.

The accompanying notes are an integral part of these financial statements.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 31

-----------------------------------------------------------------------------------------------------------------------------------
                                                             Six Months
                                                             Ended           Year         Year         Year      Year      Year
                                                             2/28/17         Ended        Ended        Ended     Ended     Ended
                                                             (unaudited)     8/31/16      8/31/15      8/31/14   8/31/13   8/31/12
-----------------------------------------------------------------------------------------------------------------------------------
Class C
Net asset value, beginning of period                         $ 13.13         $  12.72     $ 13.78      $ 11.11   $  9.47   $  9.09
-----------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income (loss)                              $ (0.03)(a)(b)  $   0.04(b)  $ (0.08)(a)  $  0.14   $  0.05   $  0.10
   Net realized and unrealized gain (loss) on investments       0.93             0.37       (0.68)        2.63      1.66      0.31
-----------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations           $  0.90         $   0.41     $ (0.76)     $  2.77   $  1.71   $  0.41
-----------------------------------------------------------------------------------------------------------------------------------
Distribution to shareowners:
   Net investment income                                     $ (0.06)        $     --     $ (0.30)     $ (0.10)  $ (0.07)  $ (0.03)
-----------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $  0.84         $   0.41     $ (1.06)     $  2.67   $  1.64   $  0.38
-----------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $ 13.97         $  13.13     $ 12.72      $ 13.78   $ 11.11   $  9.47
===================================================================================================================================
Total return*                                                   6.91%            3.22%      (5.60)%      24.98%    18.11%     4.56%
Ratio of net expenses to average net assets                     2.01%**          2.03%       2.05%        2.20%     2.20%     2.20%
Ratio of net investment income (loss) to average net assets    (0.43)%**         0.35%      (0.14)%       1.13%     0.45%     0.82%
Portfolio turnover rate                                          107%**            88%        109%         121%      160%      152%
Net assets, end of period (in thousands)                     $11,986         $ 12,170     $13,552      $ 8,427   $ 6,516   $ 5,682
Ratios with no waiver of fees and assumption of expenses by
   PIM and no reduction for fees paid indirectly:
   Total expenses to average net assets                         2.16%**          2.16%       2.21%        2.35%     2.51%     2.53%
   Net investment income (loss) to average net assets          (0.58)%**         0.22%      (0.30)%       0.98%     0.14%     0.49%
===================================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period and no sales charges. Total return would be reduced if sales charges were taken into account.

**   Annualized.

(a) The amount shown for a share outstanding does not correspond with net investment income on the Statement of Operations for the relevant period due to timing of the sales and repurchase of shares.

(b) The per-share data presented above is based on the average shares outstanding for the period presented.

The accompanying notes are an integral part of these financial statements.

32 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

-------------------------------------------------------------------------------------------------------
                                                             Six Months
                                                             Ended           Year         12/31/14
                                                             2/28/17         Ended        to
                                                             (unaudited)     8/31/16      8/31/15
-------------------------------------------------------------------------------------------------------
Class K
Net asset value, beginning of period                         $ 13.47         $ 13.03      $  13.51
-------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income (loss)                              $  0.05(a)      $  0.21(a)   $   0.11
   Net realized and unrealized gain (loss)
     on investments                                             0.97            0.38         (0.59)
-------------------------------------------------------------------------------------------------------
Net increase (decrease) from
   investment operations                                     $  1.02         $  0.59      $  (0.48)
-------------------------------------------------------------------------------------------------------
Distribution to shareowners:
   Net investment income                                     $ (0.24)        $ (0.15)     $     --
-------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $  0.78         $  0.44      $  (0.48)
-------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $ 14.25         $ 13.47      $  13.03
=======================================================================================================
Total return*                                                   7.65%           4.51%        (3.55)%***
Ratio of net expenses to average net assets                     0.80%**         0.79%         0.79%**
Ratio of net investment income (loss) to
   average net assets                                           0.77%**         1.58%         1.44%**
Portfolio turnover rate                                          107%**           88%          109%
Net assets, end of period (in thousands)                     $53,657         $52,222      $ 54,305
Ratios with no waiver of fees and assumption
   of expenses by PIM and no reduction for
   fees paid indirectly:
   Total expenses to average net assets                         0.95%**         0.92%         0.95%**
   Net investment income (loss) to average
   net assets                                                   0.62%**         1.45%         1.28%**
=======================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions and the complete redemption of the investment at net asset value at the end of each period.

**   Annualized.

***  Not annualized.

(a) The per-share data presented above is based on the average shares outstanding for the period presented.

The accompanying notes are an integral part of these financial statements.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 33

-------------------------------------------------------------------------------------------------------
                                                             Six Months
                                                             Ended           Year         7/1/15
                                                             2/28/17         Ended        to
                                                             (unaudited)     8/31/16      8/31/15
-------------------------------------------------------------------------------------------------------
Class R
Net asset value, beginning of period                         $ 13.36         $ 12.99      $  14.08
-------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income (loss)                              $  0.00(a)(b)   $  0.13(a)   $   0.00(b)
   Net realized and unrealized gain (loss)
      on investments                                            0.95            0.37         (1.09)
-------------------------------------------------------------------------------------------------------
Net increase (decrease) from
   investment operations                                     $  0.95         $  0.50      $  (1.09)
-------------------------------------------------------------------------------------------------------
Distribution to shareowners:
   Net investment income                                     $ (0.15)        $ (0.13)     $     --
-------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $  0.80         $  0.37      $  (1.09)
-------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $ 14.16         $ 13.36      $  12.99
=======================================================================================================
Total return*                                                   7.19%           3.85%        (7.74)%***
Ratio of net expenses to average net assets                     1.55%**         1.55%         1.38%**
Ratio of net investment income (loss) to
   average net assets                                           0.02%**         1.04%         0.25%**
Portfolio turnover rate                                          107%**           88%          109%
Net assets, end of period (in thousands)                     $17,020         $14,562      $  2,304
Ratios with no waiver of fees and assumption
   of expenses by PIM and no reduction for
   fees paid indirectly:
   Total expenses to average net assets                         1.70%**         1.68%         1.55%**
   Net investment income (loss) to average
   net assets                                                  (0.13)%**        0.91%         0.08%**
=======================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions and the complete redemption of the investment at net asset value at the end of each period.

**   Annualized.

***  Not annualized.

(a) The per-share data presented above is based on the average shares outstanding for the period presented.

(b)  Amount rounds to less than $0.01 or ($0.01) per share.

The accompanying notes are an integral part of these financial statements.

34 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

-----------------------------------------------------------------------------------------------------------------------------------
                                                             Six Months
                                                             Ended           Year         Year         Year      Year      Year
                                                             2/28/17         Ended        Ended        Ended     Ended     Ended
                                                             (unaudited)     8/31/16      8/31/15      8/31/14   8/31/13   8/31/12
-----------------------------------------------------------------------------------------------------------------------------------
Class Y
Net asset value, beginning of period                         $ 13.50         $ 13.06      $ 14.12      $ 11.37   $  9.69   $  9.32
-----------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income (loss)                              $  0.05(a)      $  0.20(a)   $  0.01      $  0.37   $  0.20   $  0.21
   Net realized and unrealized gain (loss) on investments       0.97            0.39        (0.62)        2.63      1.69      0.34
-----------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations           $  1.02         $  0.59      $ (0.61)     $  3.00   $  1.89   $  0.55
-----------------------------------------------------------------------------------------------------------------------------------
Distribution to shareowners:
   Net investment income                                     $ (0.25)        $ (0.15)     $ (0.45)     $ (0.25)  $ (0.21)  $ (0.18)
-----------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                   $  0.77         $  0.44      $ (1.06)     $  2.75   $  1.68   $  0.37
-----------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                               $ 14.27         $ 13.50      $ 13.06      $ 14.12   $ 11.37   $  9.69
===================================================================================================================================
Total return*                                                   7.68%           4.50%       (4.48)%      26.66%    19.75%     6.09%
Ratio of net expenses to average net assets                     0.80%**         0.80%        0.80%        0.80%     0.80%     0.80%
Ratio of net investment income (loss) to average net assets     0.75%**         1.55%        0.85%        2.58%     1.85%     2.22%
Portfolio turnover rate                                          107%**           88%         109%         121%      160%      152%
Net assets, end of period (in thousands)                     $ 7,234         $ 7,450      $23,815      $70,384   $71,726   $60,214
Ratios with no waiver of fees and assumption of expenses by
   PIM and no reduction for fees paid indirectly:
   Total expenses to average net assets                         1.09%**         1.08%        0.96%        0.95%     1.00%     0.97%
   Net investment income (loss) to average net assets           0.47%**         1.27%        0.69%        2.43%     1.65%     2.05%
===================================================================================================================================

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions and the complete redemption of the investment at net asset value at the end of each period.

**   Annualized.

(a) The per-share data presented above is based on the average shares outstanding for the period presented.

The accompanying notes are an integral part of these financial statements.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 35

Notes to Financial Statements | 2/28/17 (unaudited)

1. Organization and Significant Accounting Policies

Pioneer Global Equity Fund (the Fund) is one of three portfolios comprising Pioneer Series Trust V, a Delaware statutory trust. The Fund is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The Fund's investment objective is to seek long-term capital growth.

The Fund offers five classes of shares designated as Class A, Class C, Class K, Class R and Class Y shares. Each class of shares represents an interest in the same portfolio of investments of the Fund and has identical rights (based on relative net asset values) to assets and liquidation proceeds. Share classes can bear different rates of class-specific fees and expenses such as transfer agent and distribution fees. Differences in class-specific fees and expenses will result in differences in net investment income and, therefore, the payment of different dividends from net investment income earned by each class. The Amended and Restated Declaration of Trust of the Fund gives the Board of Trustees the flexibility to specify either per-share voting or dollar-weighted voting when submitting matters for shareholder approval. Under per-share voting, each share of a class of the Fund is entitled to one vote. Under dollar-weighted voting, a shareholder's voting power is determined not by the number of shares owned, but by the dollar value of the shares on the record date. Each share class has exclusive voting rights with respect to matters affecting only that class, including with respect to the distribution plan for that class. There is no distribution plan for Class Y shares.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles (U.S. GAAP) that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gain or loss on investments during the reporting period. Actual results could differ from those estimates.

The Fund is an investment company and follows investment company accounting and reporting guidance under U.S. GAAP. The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements:

36 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

A.   Security Valuation

     The net asset value of the Fund is computed once daily, on each day the New York Stock Exchange (NYSE) is open, as of the close of regular trading on the NYSE.

     Equity securities that have traded on an exchange are valued by using the last sale price on the principal exchange where they are traded. Equity securities that have not traded on the date of valuation, or securities for which sale prices are not available, generally are valued using the mean between the last bid and asked prices or, if both last bid and asked prices are not available, at the last quoted bid price. Last sale and bid and asked prices are provided by independent third party pricing services. In the case of equity securities not traded on an exchange, prices are typically determined by independent third party pricing services using a variety of techniques and methods.

     The principal exchanges and markets for non-U.S. equity securities have closing times prior to the close of the NYSE. However, the value of these securities may be influenced by changes in global markets occurring after the closing times of the local exchanges and markets up to the time the Fund determines its net asset value. Consequently, the Fund uses a fair value model developed by an independent pricing service to value non-U.S. equity securities. On a daily basis, the pricing service recommends changes, based on a proprietary model, to the closing market prices of each non-U.S. security held by the Fund to reflect the security's fair value at the time the Fund determines its net asset value. The Fund applies these recommendations in accordance with procedures approved by the Board of Trustees.

     Fixed income securities are valued by using prices supplied by independent pricing services, which consider such factors as market prices, market events, quotations from one or more brokers, Treasury spreads, yields, maturities and ratings, or may use a pricing matrix or other fair value methods or techniques to provide an estimated value of the security or instrument. A pricing matrix is a means of valuing a debt security on the basis of current market prices for other debt securities, historical trading patterns in the market for fixed income securities and/or other factors. Non-U.S. debt securities that are listed on an exchange will be valued at the bid price obtained from an independent third party pricing service. When independent third party pricing services are unable to supply prices, or when prices or market quotations are considered to be unreliable, the value of that security may be determined using quotations from one or more broker-dealers.

     Cash may include overnight deposits at approved financial institutions.

     Futures contracts are generally valued at the closing settlement price established by the exchange on which they are traded.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 37

     Swap contracts, including interest rate swaps, caps and floors (other than centrally cleared swap contracts) are valued at the dealer quotations obtained from reputable International Swap Dealers Association members. Centrally cleared swaps are valued at the daily settlement price provided by the central clearing counterparty.

     Inputs used when applying fair value methods to value a security may include credit ratings, the financial condition of the company, current market conditions and comparable securities. The Fund may use fair value methods if it is determined that a significant event has occurred after the close of the exchange or market on which the security trades and prior to the determination of the Fund's net asset value. Examples of a significant event might include political or economic news, corporate restructurings, natural disasters, terrorist activity or trading halts. Thus, the valuation of the Fund's securities may differ significantly from exchange prices, and such differences could be material.

     At February 28, 2017, no securities were valued using fair value methods (other than securities valued using prices supplied by independent pricing services).

B.   Investment Income and Transactions

     Dividend income is recorded on the ex-dividend date, except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Fund becomes aware of the ex-dividend data in the exercise of reasonable diligence. Interest income is recorded on the accrual basis. Dividend and interest income are reported net of unrecoverable foreign taxes withheld at the applicable country rates.

     Security transactions are recorded as of trade date. Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.

C.   Federal Income Taxes

     It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no provision for federal income taxes is required. As of August 31, 2016, the Fund did not accrue any interest or penalties with respect to uncertain tax positions, which, if applicable, would be recorded as an income tax expense in the Statement of Operations. Tax returns filed within the prior three years are subject to examination by Federal and State tax authorities.

38 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

     In addition to the requirements of the Internal Revenue Code, the Fund may also be required to pay local taxes on the recognition of capital gains and/or the repatriation of foreign currencies in certain countries.

     In determining the daily net asset value, the Fund estimates the reserve for such taxes, if any, associated with investments in certain countries. The estimated reserve for the capital gains is based on the net unrealized appreciation on certain portfolio securities, the holding period of such securities and the related tax rates, tax loss carryforward (if applicable) and other such factors.

     The amount and character of income and capital gain distributions to shareowners are determined in accordance with federal income tax rules, which may differ from U.S. GAAP. Distributions in excess of net investment income or net realized gains are temporary overdistributions for financial statement purposes resulting from differences in the recognition or classification of income or distributions for financial statement and tax purposes. Capital accounts within the financial statements are adjusted for permanent book/tax differences to reflect tax character, but are not adjusted for temporary differences.

     The tax character of current year distributions payable will be determined at the end of the current taxable year. The tax character of distributions during the year ended August 31, 2016 was as follows:

     ---------------------------------------------------------------------------
                                                                            2016
     ---------------------------------------------------------------------------
     Distributions paid from:
     Ordinary income                                                  $1,409,013
     ---------------------------------------------------------------------------
          Total                                                       $1,409,013
     ===========================================================================

     The following shows the components of distributable earnings on a federal income tax basis at August 31, 2016:

     ---------------------------------------------------------------------------
                                                                            2016
     ---------------------------------------------------------------------------
     Distributable earnings:
     Undistributed ordinary income                                   $ 1,717,208
     Capital loss carryforward                                        (6,514,026)
     Net unrealized appreciation                                      13,272,724
     ---------------------------------------------------------------------------
          Total                                                      $ 8,475,906
     ===========================================================================

     The difference between book basis and tax basis unrealized appreciation is attributable to the tax deferral of losses on wash sales, adjustments relating to catastrophe bonds, the tax treatment of premium and amortization, the mark to market of forward and futures contracts, tax basis adjustments on Real Estate Investment Trust (REIT) holdings, interest accruals on preferred stock, partnerships and other holdings.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 39

D.   Fund Shares

     The Fund records sales and repurchases of its shares as of trade date. Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the Fund and a wholly owned indirect subsidiary of UniCredit S.p.A. (UniCredit), earned $3,764 in underwriting commissions on the sale of Class A shares during the six months ended February 28, 2017.

E.   Foreign Currency Translation

     The books and records of the Fund are maintained in U.S. dollars. Amounts denominated in foreign currencies are translated into U.S. dollars using current exchange rates. Net realized gains and losses on foreign currency transactions, if any, represent, among other things, the net realized gains and losses on foreign currency contracts, disposition of foreign currencies and the difference between the amount of income accrued and the U.S. dollars actually received. Further, the effects of changes in foreign currency exchange rates on investments are not segregated in the Statement of Operations from the effects of changes in the market price of those securities, but are included with the net realized and unrealized gain or loss on investments.

F.   Class Allocations

     Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on its respective percentage of adjusted net assets at the beginning of the day. Distribution fees are calculated based on the average daily net asset value attributable to Class A, Class C and Class R shares of the Fund, respectively (see Note 4). Class K and Class Y shares do not pay distribution fees. All expenses and fees paid to the Fund's transfer agent for its services are allocated among the classes of shares based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3).

     Distributions to shareowners are recorded as of the ex-dividend date. Distributions paid by the Fund with respect to each class of shares are calculated in the same manner and at the same time, except that net investment income dividends to Class A, Class C, Class K, Class R and Class Y shares can reflect different transfer agent and distribution expense rates.

G.   Risks

     Investing in foreign and/or emerging markets securities involves risks relating to interest rates, currency exchange rates and economic and political conditions. At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making the Fund more susceptible to any economic, political, or regulatory developments or

40 Pioneer Global Equity Fund | Semiannual Report | 2/28/17 other risks affecting those industries and sectors. The Fund's prospectus contains unaudited information regarding the Fund's principal risks. Please refer to that document when considering the Fund's principal risks.

H.   Futures Contracts

     The Fund may enter into futures transactions in order to attempt to hedge against changes in interest rates, securities prices and currency rates or to seek to increase total return. Futures contracts are types of derivatives. All futures contracts entered into by the Fund are traded on a futures exchange. Upon entering into a futures contract, the Fund is required to deposit with a broker an amount of cash or securities equal to the minimum "initial margin" requirements of the associated futures exchange. The amount of cash deposited with the broker as collateral at February 28, 2017, was $170,000 and is recorded within "Restricted cash" in the Statement of Assets and Liabilities. Subsequent payments for futures contracts ("variation margin") are paid or received by the Fund, depending on the daily fluctuation in the value of the contracts, and are recorded by the Fund as unrealized appreciation or depreciation. When the contract is closed, the Fund realizes a gain or loss equal to the difference between the opening and closing value of the contract as well as any fluctuation in foreign currency exchange rates where applicable. The use of futures contracts involves, to varying degrees, elements of market, interest rate, currency exchange rate and counterparty risks, which may exceed the amounts recognized by the Fund. Changes in value of the contracts may not directly correlate to the changes in value of the underlying securities. These risks may decrease the effectiveness of the Fund's hedging strategies and potentially result in a loss. The average value of contracts open during the six months ended February 28, 2017, was $(383,742).

     At February 28, 2017, open futures contracts were as follows:

     -------------------------------------------------------------------------------------
                                          Number of
                                          Contracts
                                          Long/     Settlement                Unrealized
     Type                  Counterparty   (Short)   Month      Value          Appreciation
     -------------------------------------------------------------------------------------
     Topix Index Futures   Citibank NA     20       3/17       $2,733,916     $18,740
     -------------------------------------------------------------------------------------
        Total                                                  $2,733,916     $18,740
     =====================================================================================

I.   Total Return Swap Agreements

     The Fund may enter into a total return swap to attempt to manage and/or gain exposure to a security or market. Pursuant to a total return swap agreement, the Fund negotiates with a counterparty to exchange a periodic stream of payments. One party makes payments based on the total return of a reference asset (such as a security or a basket of securities or securities index), and in return receives fixed or floating rate interest payments. The total return of the reference asset typically includes appreciation or depreciation

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 41 on the reference asset, plus any interest or dividend payments. To the extent that the total return of the reference asset exceeds or falls short of the offsetting interest rate obligation, the Fund will receive a payment from or make a payment to the counterparty.

     Total return swap contracts are marked-to-market daily using valuations supplied by independent sources and the change in value, if any, is recorded as unrealized appreciation or depreciation in the Statement of Assets and Liabilities. Payments received or made are recorded as realized gains or losses in the Statement of Operations. Total return swap contracts are subject to counterparty risk and unanticipated movements in value of exchange rates, interest rates, securities or the index.

     The amount of cash due from the broker as collateral at February 28, 2017 was $310,000 and is recorded within "Restricted cash" in the Statement of Assets and Liabilities.

     Open total return swap contracts at February 28, 2017 are listed at the end of the Schedule of Investments. The average value of swap contracts open during the six months ended February 28, 2017 was $(243,373).

2. Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit, manages the Fund's portfolio. Management fees are calculated daily at the annual rate equal to 0.75% of the Fund's average daily net assets up to $500 million, 0.70% of the next $500 million of the Fund's average daily net assets and 0.65% of the Fund's average daily net assets over $1 billion. For the six months ended February 28, 2017, the effective management fee (excluding waivers and/or assumption of expenses) was equivalent to 0.64% of the Fund's average daily net assets.

PIM has contractually agreed to limit ordinary operating expenses (ordinary operating expenses means all fund expenses other than extraordinary expenses, such as litigation, taxes, brokerage commissions and acquired fund fees and expenses) of the Fund to the extent required to reduce Fund expenses to 1.30%, 2.20%, 0.80%, 1.55% and 0.80% of the average daily net assets attributable to Class A, Class C, Class K, Class R and Class Y shares, respectively. Fees waived and expenses reimbursed during the six months ended February 28, 2017, are reflected on the Statement of Operations. These expense limitations are in effect through January 1, 2018. There can be no assurance that PIM will extend the expense limitation agreement for a class of shares beyond the date referred to above.

In addition, under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting and insurance premiums, are paid by the Fund as administrative reimbursements.

42 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $35,732 in management fees, administrative costs and certain other reimbursements payable to PIM at February 28, 2017.

3. Transfer Agent

Boston Financial Data Services, Inc. serves as the transfer agent to the Fund at negotiated rates. Transfer agent fees and payables shown on the Statement of Operations and the Statement of Assets and Liabilities, respectively, include sub-transfer agent expenses incurred through the Fund's omnibus relationship contracts.

In addition, the Fund reimbursed the transfer agent for out-of-pocket expenses incurred by the transfer agent related to shareholder communications activities such as proxy and statement mailings and outgoing phone calls. For the six months ended February 28, 2017, such out-of-pocket expenses by class of shares were as follows:

--------------------------------------------------------------------------------
Shareholder Communications:
--------------------------------------------------------------------------------
Class A                                                                  $22,281
Class C                                                                    2,090
Class K                                                                       74
Class R                                                                      104
Class Y                                                                      141
--------------------------------------------------------------------------------
  Total:                                                                 $24,690
================================================================================

4. Distribution Plan

The Fund has adopted a distribution plan (the Plan) pursuant to Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class A, Class C and Class R shares. Pursuant to the Plan, the Fund pays PFD 0.25% of the average daily net assets attributable to Class A shares as compensation for personal services and/or account maintenance services or distribution services with regard to Class A shares. Pursuant to the Plan, the Fund also pays PFD 1.00% of the average daily net assets attributable to Class C shares. The fee for Class C shares consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class C shares. Pursuant to the Plan, the Fund further pays PFD 0.50% of the average daily net assets attributable to Class R shares held by such plans. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $4,219 in distribution fees payable to PFD at February 28, 2017.

The Fund also has adopted a separate service plan for Class R shares (Service
Plan). The Service Plan authorizes the Fund to pay securities dealers, plan administrators or other service organizations that agree to provide certain

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 43 services to retirement plans or plan participants holding shares of the Fund a service fee of up to 0.25% of the Fund's average daily net assets attributable to Class R shares held by such plans.

In addition, redemptions of each class of shares (except Class R or Class Y shares) may be subject to a contingent deferred sales charge (CDSC). A CDSC of 1.00% may be imposed on redemptions of certain net asset value purchases of Class A shares within 12 months of purchase. Redemptions of Class C shares within 12 months of purchase are subject to a CDSC of 1.00%, based on the lower of cost or market value of shares being redeemed. Shares purchased as part of an exchange remain subject to any CDSC that applied to the original purchase of those shares. There is no CDSC for Class R or Class Y shares. Proceeds from the CDSCs are paid to PFD. For the six months ended February 28, 2017, CDSCs in the amount of $1,031 were paid to PFD.

5. Line of Credit Facility

The Fund, along with certain other funds in the Pioneer Family of Funds (the Funds), participates in a committed, unsecured revolving line of credit facility. Borrowings are used solely for temporary or emergency purposes. The Fund may borrow up to the lesser of the amount available under the facility or the limits set for borrowing by the Fund's prospectus and the 1940 Act. The credit facility in which the Fund participated until February 9, 2016 was in the amount of $240 million. The credit facility in which the fund participated until February 7, 2017 was in the amount of $220 million. Effective February 8, 2017, the Fund participated in a facility that is in the amount of $25 million. Under such facility, depending on the type of loan, interest on borrowings is payable at the London Interbank Offered Rate (LIBOR) plus 0.85% on an annualized basis, or the Alternate Base Rate, which is the greater of (a) the facility's administrative agent's daily announced prime rate on the borrowing date, (b) 2% plus the Federal Funds Rate on the borrowing date and (c) 2% plus the overnight Eurodollar rate on the borrowing date. Effective February 8, 2017 the Fund participates in a credit facility in the amount of $25 million. Under such facility, interest on borrowings is payable at LIBOR plus 0.90% on an annualized basis. The Funds pays an annual commitment fee to participate in a credit facility. The commitment fee is allocated among participating Funds based on an allocation schedule set forth in the credit agreement. For the six months ended February 28, 2017, the Fund had no borrowings under the credit facility.

6. Assets and Liabilities Offsetting

The Fund has entered into an International Swaps and Derivatives Association, Inc. Master Agreement ("ISDA Master Agreement") or similar agreement with substantially all its derivative counterparties. An ISDA Master Agreement is a

44 Pioneer Global Equity Fund | Semiannual Report | 2/28/17 bilateral agreement between the Fund and a counterparty that governs the trading of certain OTC derivatives and typically contains, among other things, close-out and set-off provisions which apply upon the occurrence of event of a default and/or termination event as defined under the relevant ISDA Master Agreement. The ISDA Master Agreement may also give a party the right to terminate all transactions traded under such agreement if, among other things, there is deterioration in the credit quality of the other party. Upon an event of default or a termination of the ISDA Master Agreement, the non-defaulting party has the right to close out all transactions under such agreement and to net amounts owed under each transaction to determine one net amount payable by one party to the other. The right to close out and net payments across all transactions under the ISDA Master Agreement could result in a reduction of the Fund's credit risk to its counterparty equal to any amounts payable by the Fund under the applicable transactions, if any. However, the Fund's right to setoff may be restricted or prohibited by the bankruptcy or insolvency laws of the particular jurisdiction to which a specific ISDA counterparty is subject.

The collateral requirements for derivatives transactions under an ISDA Master Agreement are governed by a credit support annex to the ISDA Master Agreement. Collateral requirements are generally determined at the close of business each day and are typically based on changes in market values for each transaction under an ISDA Master Agreement and netted into one amount for such agreement. Generally, the amount of collateral due from or to a counterparty is subject to threshold (a "minimum transfer amount") before a transfer is required, which may vary by counterparty. Collateral pledged for the benefit of the Fund and/or counterparty is held in segregated accounts by the Fund's custodian and cannot be sold, re-pledged, assigned or otherwise used while pledged. Cash that has been segregated to cover the Fund's collateral obligations, if any, will be reported separately in the Statement of Assets and Liabilities as "Restricted cash." Securities pledged by the Fund as collateral, if any, are identified as such in the Schedule of Investments.

Financial instruments subject to an enforceable master netting agreement such as an ISDA Master Agreement have been offset on the Statement of Assets and Liabilities. The following charts show gross assets and liabilities of the Fund as of February 28, 2017.

------------------------------------------------------------------------------------------
                 Derivative Assets  Derivatives    Non-Cash      Cash           Net Amount
                 Subject to Master  Available for  Collateral    Collateral of  Derivative
Counterparty     Netting Agreement  Offset         Received (a)  Received (a)   Assets (b)
------------------------------------------------------------------------------------------
JPMorgan Chase
  Bank NA        $200,134           $--            $--           $(200,134)     $       --
Societe
  Generale SA      58,517            --             --                  --          58,517
------------------------------------------------------------------------------------------
  Total          $258,651           $--            $--           $(200,134)     $   58,517
==========================================================================================

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 45

------------------------------------------------------------------------------------------------------
                 Derivative Liabilities  Derivatives     Non-Cash        Cash          Net Amount
                 Subject to Master       Available for   Collateral      Collateral    of Derivative
Counterparty     Netting Agreement       Offset          Pledged (a)     Pledged (a)   Liabilities (c)
------------------------------------------------------------------------------------------------------
JPMorgan Chase
  Bank NA        $    --                 $   --          $   --          $   --        $   --
Societe
  Generale SA         --                     --              --              --            --
------------------------------------------------------------------------------------------------------
  Total          $    --                 $   --          $   --          $   --        $   --
======================================================================================================

(a) The amount presented here may be less than the total amount of collateral received/pledged as the net amount of derivative assets and liabilities cannot be less than $0.

(b) Represents the net amount due from the counterparty in the event of default.

(c) Represents the net amount payable to the counterparty in the event of default.

7.   Additional Disclosures about Derivative Instruments and Hedging Activities

The Fund's use of derivatives may subject it to the following risks:

Interest rate risk relates to the fluctuations in the value of interest-bearing securities due to changes in the prevailing levels of market interest rates.

Credit risk relates to the ability of the issuer of a financial instrument to make further principal or interest payments on an obligation or commitment that it has to the Fund.

Foreign exchange rate risk relates to fluctuations in the value of an asset or liability due to changes in currency exchange rates.

Equity risk relates to the fluctuations in the value of financial instruments as a result of changes in market prices (other than those arising from interest rate risk or foreign exchange risk), whether caused by factors specific to an individual investment, its issuer, or all factors affecting all instruments traded in a market or market segment.

Commodity risk relates to the risk that the value of a commodity or commodity index will fluctuate based on increases or decreases in the commodities market and factors specific to a particular industry or commodity.

The effect of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) on the Statement of Assets and Liabilities by risk exposure at February 28, 2017, was as follows:

--------------------------------------------------------------------------------
Statement of                                   Foreign
Assets and             Interest    Credit      Exchange      Equity    Commodity
Liabilities            Rate Risk   Risk        Rate Risk     Risk      Risk
--------------------------------------------------------------------------------
Assets
 Futures contracts*    $--         $     --    $--           $18,740   $--
 Swap Contracts        $--         $258,651    $--           $    --   $--
--------------------------------------------------------------------------------
   Total Value         $--         $258,651    $--           $18,740   $--
--------------------------------------------------------------------------------

*    Reflects unrealized appreciation/depreciation of futures contracts (see
     Note 1H). The current day's variation margin is disclosed on the Statement of Assets and Liabilities.

46 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

The effect of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) on the Statement of Operations by risk exposure at February 28, 2017, was as follows:

--------------------------------------------------------------------------------
                                             Foreign
Statement of         Interest    Credit      Exchange     Equity       Commodity
Operations           Rate Risk   Risk        Rate Risk    Risk         Risk
--------------------------------------------------------------------------------
Net realized gain
 (loss) on:
 Futures contracts   $--         $     --    $--          $(4,695)     $--
 Swap contracts       --          783,665     --               --       --
--------------------------------------------------------------------------------
   Total Value       $--         $783,665    $--          $(4,695)     $--
================================================================================

--------------------------------------------------------------------------------
                                             Foreign
Statement of         Interest    Credit      Exchange     Equity       Commodity
Operations           Rate Risk   Risk        Rate Risk    Risk         Risk
--------------------------------------------------------------------------------
Change in net
 unrealized
 appreciation
 (depreciation) on
 Futures contracts   $--         $     --    $--          $18,740      $--
 Swap contracts       --          258,651     --               --       --
--------------------------------------------------------------------------------
  Total Value        $--         $258,651    $--          $18,740      $--
================================================================================

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 47

Additional Information

Pioneer Investment Management, Inc. (the "Adviser"), the Fund's investment adviser, is currently an indirect, wholly owned subsidiary of UniCredit S.p.A. ("UniCredit"). On December 12, 2016, UniCredit announced that it has entered into a binding agreement for the sale of its Pioneer Investments business, which includes the Adviser, to Amundi (the "Transaction"). Amundi is headquartered in Paris, France, and, as of September 30, 2016, had more than $1.1 trillion in assets under management worldwide. The closing of the Transaction is expected to happen in 2017, subject to certain regulatory and antitrust approvals, and other conditions.

Under the Investment Company Act of 1940, the closing of the Transaction will cause the Fund's current investment advisory agreement with the Adviser to terminate. Accordingly, the Fund's Board of Trustees has approved a new investment advisory agreement for the Fund, which will be submitted to the shareholders of the Fund for their approval.

48 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

Approval of Investment Advisory Agreement

Pioneer Investment Management, Inc. (PIM) serves as the investment adviser to Pioneer Global Equity Fund (the Fund) pursuant to an investment advisory agreement between PIM and the Fund. In order for PIM to remain the investment adviser of the Fund, the Trustees of the Fund must determine annually whether to renew the investment advisory agreement for the Fund.

The contract review process began in January 2016 as the Trustees of the Fund agreed on, among other things, an overall approach and timeline for the process. Contract review materials were provided to the Trustees in March 2016 and May 2016. In addition, the Trustees reviewed and discussed the Fund's performance at regularly scheduled meetings throughout the year, and took into account other information related to the Fund provided to the Trustees at regularly scheduled meetings, in connection with the review of the Fund's investment advisory agreement.

In March 2016, the Trustees, among other things, discussed the memorandum provided by Fund counsel that summarized the legal standards and other considerations that are relevant to the Trustees in their deliberations regarding the renewal of the investment advisory agreement, and reviewed and discussed the qualifications of the investment management teams, as well as the level of investment by the Fund's portfolio managers in the Fund. In May 2016, the Trustees, among other things, reviewed the Fund's management fee and total expense ratios, the financial statements of PIM and its parent companies, the profitability analyses provided by PIM, and possible economies of scale. The Trustees also reviewed the profitability of the institutional business of PIM and PIM's affiliate, Pioneer Institutional Asset Management, Inc. (together with PIM, "Pioneer"), as compared to that of PIM's fund management business, and considered the differences between the fees and expenses of the Fund and the fees and expenses of Pioneer's institutional accounts, as well as the different services provided by PIM to the Fund and by Pioneer to the institutional accounts. The Trustees further considered contract review materials in July and September 2016.

At a meeting held on September 13, 2016, based on their evaluation of the information provided by PIM and third parties, the Trustees of the Fund, including the Independent Trustees voting separately, unanimously approved the renewal of the investment advisory agreement for another year. In approving the renewal of the investment advisory agreement, the Trustees considered various factors that they determined were relevant, including the factors described below. The Trustees did not identify any single factor as the controlling factor in determining to approve the renewal of the agreement.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 49

Nature, Extent and Quality of Services

The Trustees considered the nature, extent and quality of the services that had been provided by PIM to the Fund, taking into account the investment objective and strategy of the Fund. The Trustees also reviewed PIM's investment approach for the Fund and its research process. The Trustees considered the resources of PIM and the personnel of PIM who provide investment management services to the Fund. They also reviewed the amount of non-Fund assets managed by the portfolio managers of the Fund. The Trustees considered the non-investment resources and personnel of PIM involved in PIM's services to the Fund, including PIM's compliance and legal resources and personnel. The Trustees noted the substantial attention and high priority given by PIM's senior management to the Pioneer fund complex.

The Trustees considered that PIM supervises and monitors the performance of the Fund's service providers and provides the Fund with personnel (including Fund officers) and other resources that are necessary for the Fund's business management and operations. The Trustees also considered that, as administrator, PIM is responsible for the administration of the Fund's business and other affairs. The Trustees considered the fees paid to PIM for the provision of administration services.

Based on these considerations, the Trustees concluded that the nature, extent and quality of services that had been provided by PIM to the Fund were satisfactory and consistent with the terms of the investment advisory agreement.

Performance of the Fund

In considering the Fund's performance, the Trustees regularly review and discuss throughout the year data prepared by PIM and information comparing the Fund's performance with the performance of its peer group of funds as classified by each of Morningstar, Inc. (Morningstar) and Lipper, and with the performance of the Fund's benchmark index. They also discuss the Fund's performance with PIM on a regular basis. The Trustees' regular reviews and discussions were factored into the Trustees' deliberations concerning the renewal of the advisory agreement.

Management Fee and Expenses

The Trustees considered information showing the fees and expenses of the Fund in comparison to the management fees and expense ratios of its peer group of funds as classified by Morningstar and also to the expense ratios of a peer group of funds selected on the basis of criteria determined by the Independent Trustees for this purpose using data provided by Strategic Insight

50 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

Mutual Fund Research and Consulting, LLC (Strategic Insight), an independent third party. In all quintile rankings referred to below, first quintile is most favorable to the Fund's shareowners.

The Trustees considered that the Fund's management fee for the most recent fiscal year was in the second quintile relative to the management fees paid by other funds in its Morningstar peer group for the comparable period. The Trustees also considered the breakpoints in the management fee schedule and the reduced fee rates above certain asset levels. The Trustees considered that the expense ratio of the Fund's Class A shares for the most recent fiscal year was in the second quintile relative to its Morningstar peer group and in the first quintile relative to its Strategic Insight peer group, in each case for the comparable period. The Trustees noted that PIM was waiving fees and/or reimbursing expenses in order to limit the ordinary operating expenses of the Fund. The Trustees considered the impact of transfer agency, sub-transfer agency, and other non-management fee expenses on the expense ratios of the Fund. The Trustees noted that they separately review the Fund's transfer agency, sub-transfer agency and intermediary arrangements and that the results of the most recent such review were considered in the consideration of the Fund's expense ratio.

The Trustees reviewed management fees charged by Pioneer to institutional and other clients, including publicly offered European funds sponsored by affiliates of Pioneer, unaffiliated U.S. registered investment companies (in a sub-advisory capacity), and unaffiliated foreign and domestic separate accounts. The Trustees also considered PIM's costs in providing services to the Fund and Pioneer's costs in providing services to the other clients and considered the differences in management fees and profit margins for Fund and non-Fund services. In evaluating the fees associated with Pioneer's client accounts, the Trustees took into account the respective demands, resources and complexity associated with the Fund and client accounts. The Trustees noted that, in some instances, the fee rates for those clients were lower than the management fee for the Fund and considered that, under the investment advisory agreement with the Fund, PIM performs additional services for the Fund that it does not provide to those other clients or services that are broader in scope, including oversight of the Fund's other service providers and activities related to compliance and the extensive regulatory and tax regimes to which the Fund is subject. The Trustees also considered the different entrepreneurial risks associated with PIM's management of the Fund and Pioneer's management of the other client accounts.

The Trustees concluded that the management fee payable by the Fund to PIM was reasonable in relation to the nature and quality of the services provided by PIM to the Fund.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 51

Profitability

The Trustees considered information provided by PIM regarding the profitability of PIM with respect to the advisory services provided by PIM to the Fund, including the methodology used by PIM in allocating certain of its costs to the management of the Fund. The Trustees also considered PIM's profit margin in connection with the overall operation of the Fund. They further reviewed the financial results, including the profit margins, realized by PIM and its affiliates from non-fund businesses. The Trustees considered PIM's profit margins with respect to the Fund in comparison to the limited industry data available and noted that the profitability of any adviser was affected by numerous factors, including its organizational structure and method for allocating expenses. The Trustees concluded that PIM's profitability with respect to the management of the Fund was not unreasonable.

Economies of Scale

The Trustees considered PIM's views relating to economies of scale in connection with the Pioneer Funds as fund assets grow and the extent to which any such economies of scale are shared with funds and fund shareholders. The Trustees noted the breakpoints in the management fee schedule. The Trustees recognize that economies of scale are difficult to identify and quantify, and that, among other factors that may be relevant, are the following: fee levels, expense subsidization, investment by PIM in research and analytical capabilities and PIM's commitment and resource allocation to the Fund. The Trustees noted that profitability also may be an indicator of the availability of any economies of scale, although profitability may vary for other reasons including reductions in expenses. The Trustees concluded that economies of scale, if any, were being appropriately shared with the Funds.

Other Benefits

The Trustees considered the other benefits to PIM from its relationship with the Fund. The Trustees considered the character and amount of fees paid by the Fund, other than under the investment advisory agreement, for services provided by PIM and its affiliates. The Trustees further considered the revenues and profitability of PIM's businesses other than the fund business. Pioneer is the principal U.S. asset management business of Pioneer Global Asset Management, the worldwide asset management business of UniCredit Group, which manages over $150 billion in assets (including the Funds). Pioneer and the Funds receive reciprocal intangible benefits from the relationship, including mutual brand recognition and, for the Funds, direct and indirect access to the resources of a large global asset manager. The

52 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

Trustees concluded that any such benefits received by Pioneer as a result of its relationship with the Funds were reasonable and their consideration of the advisory agreement between the Fund and PIM and the fees thereunder were unaffected by Pioneer's possible receipt of any such intangible benefits.

Conclusion

After consideration of the factors described above as well as other factors, the Trustees, including all of the Independent Trustees, concluded that the investment advisory agreement between PIM and the Fund, including the fees payable thereunder, was fair and reasonable and voted to approve the proposed renewal of the investment advisory agreement for the Fund.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 53

Trustees, Officers and Service Providers

Trustees                                    Advisory Trustee
Thomas J. Perna, Chairman                   Lorraine H. Monchak*
David R. Bock
Benjamin M. Friedman                        Officers
Margaret B.W. Graham                        Lisa M. Jones, President and Chief
Marguerite A. Piret                            Executive Officer
Fred J. Ricciardi                           Mark E. Bradley, Treasurer and
Kenneth J. Taubes                              Chief Financial Officer
                                            Christopher J. Kelley, Secretary and
                                               Chief Legal Officer
Investment Adviser and Administrator
Pioneer Investment Management, Inc.

Custodian and Sub-Administrator
Brown Brothers Harriman & Co.

Principal Underwriter
Pioneer Funds Distributor, Inc.

Legal Counsel
Morgan, Lewis & Bockius LLP

Shareowner Services and Transfer Agent
Boston Financial Data Services, Inc.

Proxy Voting Policies and Procedures of the Fund are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at us.pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at www.sec.gov.

*    Ms. Monchak is a non-voting Advisory Trustee.

54 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

                          This page is for your notes.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 55

                          This page is for your notes.

56 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

                          This page is for your notes.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 57

                          This page is for your notes.

58 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

                          This page is for your notes.

                     Pioneer Global Equity Fund | Semiannual Report | 2/28/17 59

                          This page is for your notes.

60 Pioneer Global Equity Fund | Semiannual Report | 2/28/17

How to Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

Call us for:
--------------------------------------------------------------------------------
Account Information, including existing accounts,
new accounts, prospectuses, applications
and service forms                                                 1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                              1-800-225-4321

Retirement plans information                                      1-800-622-0176

Write to us:
--------------------------------------------------------------------------------
Pioneer Funds
P.O. Box 55014
Boston, Massachusetts 02205-5014

Our toll-free fax                                                 1-800-225-4240

Our internet e-mail address                   ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)

Visit our web site: us.pioneerinvestments.com

This report must be preceded or accompanied by a prospectus.

The Fund files a complete schedule of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

[LOGO] PIONEER
       Investments(R)

Pioneer Investment Management, Inc.
60 State Street
Boston, MA 02109
us.pioneerinvestments.com

Securities offered through Pioneer Funds Distributor, Inc.
60 State Street, Boston, MA 02109
Underwriter of Pioneer Mutual Funds, Member SIPC
(C) 2017 Pioneer Investments 19129-11-0417